SIMS COMMUNICATIONS, INC. AND SUBSIDIARIES


As  filed  with  the   Securities   and  Exchange   Commission  on
___, 1997.

                                               Registration      No.
333-

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM SB-2

                       Registration Statement
                               Under
                     THE SECURITIES ACT OF 1933


                           SIMS Communications, Inc.
         (Exact name of registrant as specified in charter)

        Delaware                 3661                65-0287558
    (State or other    (Primary Standard Classi-   (IRS Employer
    jurisdiction of      fication Code Number)      I.D. Number)
    incorporation)

                         3333 S. Congress Ave.
                               Suite 40l
                         Delray Beach, FL 33445
                                (56l) 265-3601
                     (Address and telephone number
                    of principal executive offices)

                         3333 S. Congress Ave.
                               Suite 401
                             Delray Beach, FL 33445
               (Address of principal place of business or
                 intended principal place of business)

                             Melvin Leiner
                               Suite 401
                         3333 S. Congress Ave.
                         Delray Beach, FL 33445
                            (561) 265-3601
       (Name, address and telephone number of agent for service)

    Copies of all communications, including all communications sent to the agent for service, should be sent to:

                         William T. Hart, Esq.
                             Hart & Trinen
                         1624 Washington Street
                         Denver, Colorado 80203
                             (303) 839-0061

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
            As soon as practicable after the effective date
                     of this Registration Statement

                           Page 1 of  Pages
                     Exhibit Index Begins on Page

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statemnet for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE

Title of each                          Proposed    Proposed
  Class of                              Maximum     Maximum
Securities        Securities           Offering    Aggregate       Amount of
  to be             to be              Price Per   Offering       Registration
Registered       Registered            Unit(1)       Price            Fee

Common Stock       850,000 (2)            $1.50    $1,275,000         $440
Common Stock       200,000 (3)            $1.50    $  300,000         $104
Common Stock       100,000 (4)            $1.50    $  150,000         $ 52



Total            l,l50,000                         $1,725,000         $596



(1) Offering price computed in accordance with Rule 457(c).

(2) Shares are offered by certain Selling Shareholders.

(3) Up to 200,000 shares of Common Stock are offered by the holders of certain Sales Agent Warrants. The Sales Agent's Warrants were issued in connection with the Company's September 1996 and December 1996 private offerings of Common Stock.

(4) Shares are offered by the holders of common stock issued to a financial consultant.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                      SIMS COMMUNICATIONS, INC.

                         CROSS REFERENCE SHEET

          Item in Form SB-2                      Location in Prospectus

Item 1    Front of Registration Statement
          and Outside Front Cover Page of
          Prospectus .............................. Facing Page; Outside Front
                                                    Cover Page

Item 2    Inside Front and Outside Back Cover
          Pages of Prospectus ..................... Inside Front Cover Page;
                                                    Outside Back Cover Page

Item 3    Summary Information and Risk Factors .... Prospectus Summary;
                                                     Risk Factors

Item 4    Use of Proceeds .........................  Not Applicable.

Item 5    Determination of Offering Price .........      Selling
Shareholders

Item 6    Dilution ................................  Dilution

Item 7  Selling Security Holders    .............    Selling Shareholders

Item 8  Plan of Distribution    .................    SellingShareholders

Item 9    Legal Proceedings .......................  Litigation

Item 10   Directors, Executive Officers,
          Promoters and Control Persons ........... Management

Item 11   Security Ownership of Certain
          Beneficial Owners and Management ........ Principal Shareholders

Item 12   Description of Securities ..............  Description of Securities

Item l3   Interest of Named Experts and Counsel ... Experts

Item l4   Disclosure of Commission Position
          on Indemnification for Securities Act
          Liabilities ............................. Indemnification

Item 15   Organization within last five years ....  Business

Item 16   Description of Business .................  Business

Item 17   Management's Discussion and Analysis
          or Plan of Operation .................... Management's Discussion
                                                     and Analysis


Item 18   Description of Property .................  Business

Item 19   Certain Relationships and Related
          Transactions ............................ Management

Item 20   Market for Common Equity and
          Related Stockholder Matters ............. Market Information,
                                                    Description of Securities

Item 21   Executive Compensation .................. Management

Item   22   Financial    Statements    ............ Financial
Statements

Item 23   Changes in and Disagreements with
          Accountants on Accounting and
          Financial Disclosure..................... Not applicable




PROSPECTUS                   SIMS COMMUNICATIONS, INC.

                              Common Stock

        This Prospectus relates to:

        1. The sale of 850,000 shares of the Common Stock of Sims Communications, Inc. (the "Company") by owners of shares of the Company's Common Stock. The 850,000 shares were sold by the Company during October 1996 in a private offering at a price of $0.50 per share.

        2. The sale of up to l00,000 shares of common stock issuable upon the exercise of certain Sales Agent's Warrants. The sales agent's Warrants were issued in connection with the Company's October 1996 private offering. Each Warrant entitles the holder to purchase one share of the Company's common Stock at a price of $0.50 per share at any time prior to November 30, 2001.

        3. The sale of up to l00,000 shares of common stock issuable upon the exercise of certain Sales Agent's Warrants. The Sales Agent's Warrants were issued in connection with the Company's December 1996 private offering. Each Warrant entitles the holder to purchase one share of the Company's Common Stock at a price of $0.70 per share at any time prior to March 31, 2002.

        4. The sale of up to 100,000 shares of Common Stock which were issued by the Company in September 1996 to a financial consultant.

        The owners of the Common Stock sold in the Company's September l996 Private Offering, the owners of the stock issued to the financial consultant, and the holders of the Sales Agent's Warrants, to the extent they exercise the Warrants and receive shares of the Company's Common Stock, are referred to in this Prospectus as the "Selling Shareholders".

        The Company will not receive any proceeds from the resale of the shares by the Selling Shareholders. The Selling Shareholders may resell the shares they acquire by means of this Prospectus from time to time in the public market. The Selling Shareholders have advised the Company that they will offer the shares through broker/dealers at market prices with customary commissions being paid by the Selling Shareholders. The costs of registering the shares offered by the Selling Shareholders are being paid by the Company. The Selling Shareholders will pay all other costs of the sale of the shares offered by them. See "Dilution and Comparative Share Data" and "Selling Shareholders".

        THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK
FACTORS" BEGINNING ON PAGE   OF THIS PROSPECTUS AND "DILUTION".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                               SECURITIES
AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
       OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                    CONTRARY IS A CRIMINAL OFFENSE.

        On ________,  1997  the  closing   prices  of  the  Company's   Common
Stock and Warrants on the NASDAQ SmallCap Market were $ ____ and $_____ ________, respectively. See "Market Information".

                 The Date of this Prospectus is _____, 1997


                         AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith is required to file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of any such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511). Copies of such material can be obtained from the Public Reference Section of the Commission at its office in Washington, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. The Company has filed with the Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are
omitted  in   accordance   with  the  rules  and   regulations   of  the
Commission. For further information, reference is made to the Registration Statement.


                          TABLE OF CONTENTS

                                                              Page

PROSPECTUS SUMMARY ..................................................
RISK FACTORS ........................................................
DILUTION AND COMPARATIVE SHARE DATA .................................
MARKET FOR THE COMPANY'S COMMON STOCK ...............................
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS ..........
BUSINESS ............................................................
MANAGEMENT ..........................................................
PRINCIPAL SHAREHOLDERS ..............................................
SELLING SHAREHOLDERS ................................................
DESCRIPTION OF SECURITIES ...........................................
EXPERTS .............................................................
LITIGATION ..........................................................
INDEMNIFICATION .....................................................
ADDITIONAL INFORMATION ..............................................
FINANCIAL STATEMENTS ................................................



                            OFFERING SUMMARY

        The following information is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.

THE COMPANY

        SIMS Communications, Inc. (the "Company") was incorporated in Delaware on August 15, 1991 to design and market a computerized system which provides unattended rental of cellular telephones through a stand-alone dispensing station. The Company's system, known as an Automated Communications Distribution Center ("ACDC"), was designed to serve the needs of traveling sales people, convention and seminar participants, and anyone else who is temporarily away from normal communications facilities and needs to maintain contact with an office or home while traveling.

        Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right to operate ACDC units at various franchised locations.

        The Company's first ACDC units became operational in September l993. In August 1995, the Company had 50 ACDC units in operation and the Company's franchisees (13 in total) had 28 ACDC's in operation.

        During   1995  the   Company   discontinued   the  sale  of  new
franchises. The Company's decision in this regard was based in part on the Company's desire to retain more ACDC units for its own use and to decrease the expenses associated with selling franchises and servicing franchisees. As of May 15, 1997 only one Company franchisee was operating ACDC units.

        At June 30, 1997, the Company had 18 ACDC units in operation and the Company's only remaining franchisee had five ACDC's in operation. The ACDC units operated by the Company were located at car rental agencies (nine units) and certain AAA Club offices (nine units).

        Since 1996 the Company has introduced four additional programs in an effort to diversify and broaden the Company's product and service mix: (i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service. See "Business".

        Effective December 31, 1996 the Company acquired all the issued and outstanding shares of Link International, Inc. ("Link"). Link manufactures and distributes machines which dispense prepaid calling cards and terminals which are used by merchants to perform a variety of transactions, including accepting credit cards and bank debit cards in payment for sales of merchandise and services. See "Business - Link International Technologies, Inc."

        In June 1995 the shareholders of the Company approved a 2 for 1 forward split of the Company's Common Stock. In February 1996 the shareholders of the Company approved a 1 for 10 reverse split of the Company's Common Stock. Accordingly, all historical share data in this Private Offering Memorandum have been adjusted to reflect these two stock splits.


       The Company's  executive offices are located at 3333 S. Congress
Avenue,   Suite  401,  Delray  Beach,   Florida  33445.   The  Company's
telephone number is (561) 265-3601.

THE OFFERING

    This Prospectus relates to:

        1. The sale of 850,000 shares of the Common Stock of Sims Communications, Inc. (the "Company") by owners of shares of the Company's Common Stock. The 850,000 shares were sold by the Company during October 1996 in a private offering at a price of $0.50 per share.

        2. The sale of up to l00,000 shares of common stock issuable upon the exercise of certain Sales Agent's Warrants. The sales agent's Warrants were issued in connection with the Company's October 1996 private offering. Each Warrant entitles the holder to purchase one share of the Company's common Stock at a price of $0.50 per share at any time prior to November 30, 2002.

        3. The sale of up to l00,000 shares of common stock issuable upon the exercise of certain Sales Agent's Warrants. The Sales Agent's Warrants were issued in connection with the Company's December 1996 private offering. Each Warrant entitles the holder to purchase one share of the Company's Common Stock at a price of $0.70 per share at any time prior to March 31, 2002.

        4. The sale of up to 100,000 shares of Common Stock which were issued by the Company in September 1996 to a financial consultant.

        The owners of the Common Stock sold in the Company's September l996 Private Offering, the owners of the stock issued to the financial consultant, and the holders of the Sales Agent's Warrants, to the extent they exercise the Warrants and receive shares of the Company's Common Stock, are referred to in this Prospectus as the "Selling
Shareholders". The Selling Shareholders may sell their shares of Common Stock from time to time in the public market. The Company will not receive any proceeds from the sale of the shares offered by the Selling Shareholders. See "Selling Shareholders".

Common Stock Out-
standing Prior To
and After Offering:   As of the date of this Prospectus,  the Company had
8,316,995 shares of Common Stock issued and outstanding. Assuming all of the Sales Agent's Warrants are exercised, there will be 8,516,995 shares of
 Common Stock issued and outstanding. The number of outstanding shares before and after this Offering does not give effect to shares which may be
issued upon the  exercise   and/or   conversion   of  options,   warrants  or
other convertible   securities   previously   issued  by  the   Company.   See
"Dilution  and  Comparative  Share  Data",  "Selling  Shareholders"  and
 "Description of Securities".

NASDAQ Symbols:      Common Stock:  SIMS
                     Warrants:  SIMSW

RISK FACTORS

        The purchase of the Securities offered involves a high degree of risk and immediate substantial dilution to investors. See "Risk Factors" and "Dilution".

SUMMARY FINANCIAL INFORMATION

        The following sets forth certain financial data with respect to the Company and is qualified in its entirety by reference to the more detailed financial statements and notes thereto included elsewhere in this Prospectus.

Statement of Operations Data:
                      Nine Months Ended
                          March 3l,           Years   Ended  June  30,

                            1997             1995           1996

Revenues                $3,401,078     $   696,909     $ 2,607,879
Cost of Sales           (1,922,511)       (607,509)     (1,686,188)
Operating Expenses      (2,430,212)     (2,540,512)     (4,645,197)

Net (Loss)               $(951,645)    $(2,451,112)    $(3,723,506)

Balance Sheet Data:
                          March 3l,                 June 30,
                            1997             1995            1996

Current Assets          $2,639,195      $2,657,070     $ 1,983,252
Total Assets            $5,075,439      $3,616,793     $ 3,312,372
Current Liabilities     $2,600,833      $1,438,645     $ 2,343,308
Total Liabilities       $2,677,132      $1,608,819     $ 2,404,534
Working Capital (Deficit)$   38,362     $1,218,425     $(  360,056)
Shareholders' Equity    $2,398,307      $2,007,974     $   907,838

                              RISK FACTORS

        The securities offered hereby are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Therefore, prospective investors should read this entire Prospectus and carefully consider, among others, the following risk factors in addition to the other information set forth in this Prospectus prior to making an investment.

        History of Losses. The Company has incurred losses since it was formed in 1991. From the date of its formation through March 31, 1997, the Company incurred net losses of approximately $(11,470,000). During the nine months ended March 3l, l997 the Company had losses of $(951,645). The Company expects to continue to incur losses until such time, if ever, as it generates substantial revenues directly or from franchisees and earns net income. There can be no assurance that the Company will be able to generate sufficient revenues and become profitable in the future.


       The Company is vulnerable to a variety of business risks generally associated with development stage companies, any one of which could have a material adverse effect on its business, financial condition and results of operations. Potential investors should be aware of the difficulties encountered by a development stage company and the other risk factors set forth in this section. The Company's future operating results will depend on a number of factors, including the demand for its products and services, the level of competition, government regulation, general economic conditions and other factors beyond the control of the Company. Accordingly, there can be no assurance that the Company will be able to earn a profit from its operations.

        Need for Capital. This offering is being made in behalf of certain Selling Shareholders. The Company will not receive any proceeds from the sale of the shares offered by the Selling Shareholders. The Company's continued operations will depend upon the availability of additional funding. There can be no assurance that the Company will be able to obtain additional funding, if needed, or if available on terms satisfactory to the Company.

        Expansion of Business. The Company has introduced several new programs in an effort to diversify and broaden the Company's mix of products and services. See "Business." However, there can be no assurance that the Company will be able to expand its operations successfully and ultimately on a profitable basis. The successful expansion of the Company's business depends on, among other things, the continued growth of the cellular telephone industry, the Company's ability to compete with much larger companies, its ability to successfully market its products and services, retain qualified sales and other personnel, successfully manage growth (including monitoring an expanded level of operations and controlling costs) and the availability of additional financing.

        The Company's operations have placed, and are expected to continue to place, significant strain on the Company's management, staff, working capital, and financial control systems. The failure to maintain or upgrade financial control systems, to recruit additional staff or to respond effectively to difficulties encountered during expansion could have a material adverse effect on the Company's business, financial condition and results of operations. There can be no assurance that the Company's systems and controls or staff will be adequate.

        Competition.   The  Company  competes  with  numerous  companies
involved in the rental of cellular telephones. Many of these companies have significantly greater financial, distribution, advertising, marketing, management and personnel resources than the Company. The Company's future success will depend to a significant degree upon its ability to remain competitive in the areas of price, convenience, equipment quality, and marketing, while operating within the constraints imposed by its financial resources. No assurance can be given that other companies with substantially greater resources will not enter this market.

        During the past several years, the number of persons who either own or lease cellular telephones on a long-term basis has increased significantly and, in some markets, there has been a general decline in the cost of using cellular telephones. For persons owning or leasing a cellular telephone on a long-term basis, the cost of operating a cellular telephone includes the cost of the cellular telephone, batteries, charging units and other accessories (in the case of direct ownership), monthly lease payments (in the case of leased equipment), fixed monthly charges, airtime charges for calls made or received within the area serviced by the person's cellular carrier, and higher "roaming" charges for calls made or received outside the area serviced by the person's cellular carrier. Although the cost of operating a cellular telephone will vary depending upon various factors, certain persons who own or lease cellular telephones on a long-term basis may find that the cost of using their cellular telephone, when traveling, is less expensive than renting a cellular telephone from the Company, and may therefore elect to use their own cellular telephone instead of renting a cellular telephone from the Company.

        Risks Involving Franchisees. The Company may be exposed to potential significant liability claims resulting from its franchisees. Other aspects of the franchisor/franchisee relationship, such as termination and non-renewal, are not expected to have a material impact on the Company's operations. The Company's franchise agreement requires the franchisee to maintain at least $1,000,000 of general liability insurance and such other insurance as is reasonably requested by the Company, with the Company listed as an additional named insured on each policy, which it believes is adequate coverage (until the Company is able to expand its operations at which point the Company will use its best efforts to obtain coverage for claims that may be made against it based upon the acts of its franchisees and will also use its best efforts to obtain an umbrella liability insurance policy, although there can be no assurance that it will be able to obtain such additional insurance coverage). Even if the Company is able to obtain such coverage, there can be no assurance that the Company will not need to increase such coverage or that the present or future levels of coverage will be available at a reasonable cost. A partially insured or an entirely uninsured claim against the Company could have a material adverse effect on the Company.

        Patent, Trade and Service Marks. The Company has been granted a design patent on its ACDC system which will expire in 2010. Since the design patent covers only the external design of the ACDC, most of the other features of the ACDC are not protected by the patent. The Company has also filed two patent applications relating to other aspects of the ACDC. In addition, the Company has a trademark and a service mark for the name ACDC registered with the U.S. Patent and Trademark Office.

        There is no assurance that the Company's pending patent applications will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents, trademarks or service marks might afford the Company. Disputes may arise between the Company and others as to the scope and validity of the Company's patent, trademark and service mark or the patents and trade/service marks held by others. Any defense of the Company's patents, trademark or service mark could prove costly and time consuming and there can be no assurance that the Company will be in a position, or will deem it advisable, to carry on such a defense. Also, to the extent the Company relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.


        Dependence on Third Party Suppliers. The Company relies on software provided by Telemac Cellular for certain features of its real-time billing system. At present, the Company does not have any alternative sources for the software used with the ACDC units. Since the Company does not own any proprietary software, if the software license between the Company and Telemac was terminated, the Company, until replacement software could be obtained, would be unable to provide customers with an itemized billing at the time the cellular telephone was returned. Any termination of the agreement between the Company and Telemac (prior to the Company obtaining an alternative billing system) may have an adverse effect on the Company.

        Agreements with Credit Card Companies. The Company's ACDC units are capable of operating on an automatic basis as the result of a nationwide credit card system. By means of telephone lines and computers, this system links credit card companies, issuing banks and credit card processing firms throughout the United States and allows the Company's customers to obtain cellular telephones by merely inserting a credit card into the appropriate space in the ACDC unit. The Company also relies upon credit cards for payment of other services provided by the Company. The Company presently has agreements with credit card processors which authorize the use of various major credit cards in the Company's ACDC units and as payment for other services provided by the Company. In order for the Company to continue to have the services of these credit card processors available, the Company is required to meet certain conditions as provided in the agreements between the credit card processors and the Company. In the event the Company fails to meet these conditions, the credit card processors may automatically refuse to accept credit cards, in which case the Company would be unable to rent cellular telephones.

        Dependence on Personnel. The future success of the Company will be highly dependent upon the personal efforts of its executive officers and the loss of the services of any of the Company's executive officers could have a material adverse effect on the Company. The Company believes that its future success will also depend upon its ability to attract and retain qualified marketing and programming personnel. There can be no assurance that the Company will be able to hire and retain such necessary personnel in the future.

        Market for Company's Securities; Volatility of Securities Prices. Prices for the Company's Common Stock have been highly volatile and will be influenced by a number of factors, including the depth and liquidity of the market for the Company's Common Stock, the Company's financial results, investor perceptions of the Company, various factors affecting the cellular telephone industry, and general economic and other conditions. Additionally, in the last several years, the stock market has experienced a high level of price and volume volatility and market prices of many companies, particularly small and emerging growth companies, the common stock of which trade in the over-the-counter market, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

        No Assurance of Continued NASDAQ Listing. Although the Company's Common Stock and Warrants are currently listed on the NASDAQ SmallCap Market, the National Association of Securities Dealers, Inc. ("NASD") requires, for continued inclusion on the NASDAQ SmallCap Market, that the Company must maintain $2,000,000 in assets, $200,000 market value of the public float,
1,000,000 in net worth and that the bid price of the Company's Common Stock, must be at least $1.00, or in the alternative, that the Company have (i) a net worth of at least $2,000,000 and (ii) that the value of the public float be at least $1,000,000. As the Company does not have any control over the market price of its Common Stock, the Company cannot assure it will be able to comply with the requirements concerning the market value of the Company's publicly traded securities.

        There can be no assurance however that the Company's securities will remain listed on the NASDAQ SmallCap Market. If the Company's securities were delisted from the NASDAQ SmallCap Market, the Company's securities would trade in the unorganized interdealer over-the-counter market through the OTC Bulletin Board which provides significantly less liquidity than the NASDAQ SmallCap Market. Securities which are not traded on the NASDAQ SmallCap Market may be more difficult to sell and may be subject to more price volatility than NASDAQ listed securities.

        If the Company's Common Stock and/or Warrants were delisted from NASDAQ, trades in such securities may then be subject to Rule 15g-9 under the Securities Exchange Act of 1934, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. Rule 15g-9, if applicable to sales of the Company's securities, may affect the ability of broker/dealers to sell the Company's securities and may also affect the ability of investors in this offering to sell such securities in the secondary market and otherwise affect the trading market in the Company's securities.

        The Securities and Exchange Commission has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules, which generally became effective January 1, 1993, require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.


        Control by Principal Shareholders. The Company's officers and directors own approximately 36% of the outstanding shares of the Company's Common Stock, assuming all options held by such officers and directors are exercised. As a result, the Company's officers and directors control the Company through their ability (from a practical standpoint) to determine the outcome of elections of the Company's directors, adopt, amend or repeal the Bylaws and take certain other actions requiring the vote or consent of the stockholders of the Company.

        Transactions with Affiliates. The Company has in the past entered into transactions and agreements with the Company's management and certain affiliated parties and the Company may in the future enter into other transactions and agreements incident to its business with certain of its affiliates. Although the Company intends that the terms of any such future transactions and agreements will be no less favorable than those which could be obtained from unaffiliated third parties, no assurances can be given that this will be the case. See "Management - Transactions with Related Parties."

        Dilution. As of March 31, 1997 the Company had a net tangible book value of approximately $0.22 per share. Net tangible book value per share represents the amount of the Company's tangible net worth (i.e., tangible assets less liabilities) divided by the total number of shares outstanding immediately prior to the completion of this offering. Investors in this offering will experience an immediate dilution in their investment.

        Options. The Company may grant options for the purchase of additional shares of Common Stock pursuant to its two stock option plans. For the term of such options, the holders thereof will have an opportunity to profit from any increase in the market price of the Company's Common Stock without assuming the risks of ownership. Holders of such options may exercise them at a time when the Company could obtain additional capital on terms more favorable than those provided by the options which may adversely affect the ability of the Company to obtain additional capital in the future. The exercise of the options and the sale of the underlying shares of Common Stock could adversely affect the market price of the Company's stock. See "Management - Stock Option and Bonus Plans."

        Shares Available for Resale. As of June 30, 1997, there were 8,316,995 shares of the Company's Common Stock issued and outstanding. Of this amount, approximately 5,800,000 shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as defined by Rule 144 of the Act.

        Rule 144 provides, in essence, that shareholders, after holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions an amount equal to the greater of l% of the Company's then outstanding Common Stock or the average weekly trading volume, if any, of the stock during the four calendar weeks preceding the sale. Non-affiliates of the Company who hold restricted securities for a period of two years may, under certain prescribed conditions, sell their securities without regard to any of the requirements of the Rule.


       Approximately   2,650,000   shares  of  restricted   stock  have
satisfied the one year holding period required by Rule 144. The remaining shares of restricted stock will become available for resale pursuant to Rule 144 beginning in September 1997.

        No prediction can be made as to the effect, if any, that the sale of Common Stock (or the availability of such Common Stock for sale) by the holders of the Company's restricted stock will have on the market price of the Company's securities. Nevertheless, the possibility of a substantial number of shares of Common Stock being offered for sale in the public market may adversely affect prevailing market prices for the Common Stock and could impair investors' ability to sell the Company's Common Stock or the Company's ability to raise capital through the sale of its equity securities.

        Lack  of  Dividends.   There  can  be  no  assurance   that  the
operations of the Company will result in any revenues or will be profitable. At the present time, the Company intends to use available funds to finance any possible growth of the Company's business. Accordingly, while payment of dividends rests within the discretion of the Board of Directors, no common stock dividends have been declared or paid by the Company. The Company does not presently intend to pay dividends and there can be no assurance that dividends will ever be paid.

        Preferred Stock. The Company's Articles of Incorporation authorize the Company's Board of Directors to issue up to 300,000 shares of Preferred Stock. The provisions in the Company's Articles of Incorporation relating to the Preferred Stock would allow the Company's directors to issue Preferred Stock with multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issuance of Preferred Stock with such rights may make the removal of management difficult even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                  DILUTION AND COMPARATIVE SHARE DATA

        As of June 30, 1997, the present shareholders of the Company owned 8,316,995 shares of the Company's Common Stock, which (as of March 31, 1997) had a net tangible book value of approximately $0.22 per share. Upon completion of this Offering, and assuming all Sales Agents Warrants are exercised, purchasers of the common stock offered by this Prospectus will own 1,150,000 shares or approximately 14% of the Company's Common Stock and the present shareholders of the Company will own 86% of the Company's Common Stock.

Shares presently outstanding (1)               8,316,995

Shares to be outstanding upon
completion of offering                         8,516,995

Shares offered by this prospectus
See "Selling Shareholders"                     1,150,000

Net tangible book value per share                  $0.22


Equity ownership by present shareholders
after this offering                                  86%

Equity ownership by investors in this Offering       14%

        The purchasers of the securities offered by this Prospectus will suffer an immediate dilution if the price paid for the securities offered is greater than the net tangible book value of the Company's Common Stock.

        "Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of the Company from its total assets. "Dilution" is the difference between the offering price per share paid by investors in this offering and the net tangible book value of the Company's common stock.

    (1) As of June 30,1997 the Company had 8,316,995 shares of Common Stock issued and outstanding. The following table reflects the shares of Common Stock which may be issued by the Company as the result of the sale of additional securities by the Company, the exercise of options and warrants issued, or to be issued, by the Company and the conversion of convertible securities issued by the Company.

                                          Number of          Note
                                           Shares         Reference

    Shares Outstanding                  8,316,995

    Shares issuable upon exercise
     of Warrants issued to Sales Agent    100,000              A

    Shares issuable upon exercise
     of Warrants issued to Sales Agent    100,000              B

    Shares to be issued to consultant in
     consideration for services rendered
     to Company                           200,000              C

    Shares issuable upon conversion of
     promissory notes and exercise of
     Warrants sold in private offering    503,000              D

    Shares issuable upon exercise of options
     previously granted by Company      2,939,000              E

    Shares issuable upon exercise of Series
     A and Series B warrants issued in
     connection with the Company's February
     1995 public offering                 724,500              F


   Shares issuable upon conversion of
     Series A and Series B Preferred Stock  119,400            F

    TOTAL                              13,002,895

A. In connection with the Company's September 1996 Private Offering, the Sales
    Agent for such offering received a commission as well as warrants to purchase 100,000 shares of the Company's Common Stock at any time prior to November 30, 2001 at a price of $0.50 per share. The shares issuable upon the exercise of the Sales Agent's Warrants are being registered by means of this prospectus. See "Selling Shareholders."

B. In connection with the Company's December 1996 Private Offering, the Sales
    Agent for such offering received a commission as well as Warrants to purchase 100,000 shares of the Company's Common Stock at any time prior to March 31, 2002, at $0.70 per share. The shares issuable upon the exercise of the Sales Agent's Warrants are being registered by means of this prospectus. See "Selling Shareholders."

C. In December 1996 the Company entered into a Financial Consulting agreement with Marketing Barametrics, Inc. Pursuant to the terms of this Agreement the Company agreed to issue to Marketing Barametrics 50,000 shares of common stock, warrants to purchase 100,000 shares of common stock at $1.25 per share and warrants to purchase 50,000 shares of common stock at $1.75 per share. The warrants expire on December 31, 2001. The Company has agreed to register the shares of common stock to be issued to Marketing Barametrics, as well as the shares issuable upon the exercise of the warrants in certain circumstances.

D. Between February and May l997 the Company sold $672,500 of convertible notes (the "Notes"), together with warrants for the purchase of 234,250 shares of the Company's common stock. The Notes bear interest at 8% per annum and are due nine months from the date of their issuance. The Notes are collectively convertible into 503,000 shares of the Company's Common Stock at prices of either $1.25 or $2.50 per share. The Warrants are exercisable at any time prior to May 31, 2000 at prices ranging between $1.25 and $2.50 per share.

E.  See "Management - Stock Option and Bonus Plans".

F.  See "Description of Securities".

                 MARKET FOR THE COMPANY'S COMMON STOCK

        As of June 30, 1997, there were approximately 1,000 beneficial owners of the Company's Common Stock, Series A Warrants and Series B Warrants. The Company's Common Stock and Warrants are traded on the National Association of Securities Dealers Automatic Quotation ("NASDAQ") System. Set forth below are the range of high and low bid quotations for the periods indicated as reported by NASDAQ. The market quotations reflect interdealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. The Company's Common Stock and Warrants began trading in February 1995. The market quotations have been adjusted to reflect a two for one forward stock split, which was effective in June 1995 and a 1 for 10 reverse stock split which was effective in March 1996.

                                           Series A     Series B
      Quarter              Common Stock    Warrants    Warrants
      Ending               High    Low    High  Low   High   Low

      3/31/95             $45.00 $20.00  $1.62 $0.70  $1.03   $0.44
      6/30/95             $31.90 $23.80  $2.46 $2.00  $2.25   $1.18

      9/30/95             $23.75 $ 5.00  $4.06 $1.87  $3.43   $1.25
     12/31/95             $ 7.81 $ 1.87  $3.75 $0.31  $2.50   $0.31
      3/31/96             $ 4.68 $ 0.93  $0.93 $0.03  $0.93   $0.03
      6/30/96             $ 1.78 $ 1.00  $0.09 $0.03  $0.06   $0.01

      9/30/96             $ 1.34 $ 0.50  $0.09 $0.03  $0.06   $0.03
     12/3l/96             $ 1.12 $ 0.66  $0.03  *     $0.03   *
      3/31/97             $ 1.94 $ 0.81  $0.03  *     $0.03   *

* No quotation.

        Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. The Company has not paid any dividends and the Company does not have any current plans to pay any dividends.

        The provisions in the Company's Articles of Incorporation relating to the Company's Preferred Stock would allow the Company's directors to issue Preferred Stock with rights to multiple votes per share and dividends rights which would have priority over any dividends paid with respect to the Company's Common Stock. The issuance of Preferred Stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS

        The  following   selected  financial  data  should  be  read  in
conjunction with the more detailed financial statements, related notes and other financial information included herein.

Statement of Operations Data:

                      Nine Months Ended        Years Ended June 30,
                       March 3l, 1997         1996         1995

Revenues                $3,401,078     $ 2,607,879   $   696,909
Cost of Sales           (1,922,511)     (1,686,188)     (607,509)
Operating Expenses      (2,430,212)     (4,645,197    (2,540,512)

Net (Loss)               $(951,645)    $(3,723,506)  $(2,451,112)

Net (Loss) per Share        $(0.19)          $(1.56)      $(1.43)

Weighted Average Number
 of Shares Outstanding   5,097,239       2,384,055     1,716,580


alance Sheet Data:
                             March 3l,                June 30,
                               1997            1996        1995

Current Assets            $2,639,195        $1,983,252  $2,657,070
Total Assets              $5,075,439        $3,312,372  $3,616,793
Current Liabilities       $2,600,833        $2,343,308  $1,438,645
Total Liabilities         $2,677,132        $2,404,534  $1,608,819
Working Capital           $   38,362        $ (360,056) $1,218,425
Shareholders' Equity      $2,398,307        $  907,838  $2,007,974

No dividends have been declared by the Company since its inception.

Results of Operations

        The following table shows the percentage of the Company's gross revenues by category for the periods indicated, as well as the anticipated revenue percentage from each category for the year ending June 30, 1998.

                                     Percent of Gross Revenues
                                                         Year Ending
                                            Nine Months     June 30,
                             Years Ending  Ending March      1998
                                June 30,     3l, l997  (Projected)(1)
                              1995  1996

   A.1 Income from Company
       owned and operated
       ACDC units.            17%     30%          18%          3%

   A.2 Rental of cellular
       telephones directly
       from Company.          12%      3%           4%          3%

   B.  Initial franchise fees. 7%     --           --          --

   C.  Royalties from fran-
       chisees.               14%      1%          --          --

   D.  Sale of ACDC units,
       retail kiosks and
       related equipment.     48%     29%          14%          2%

   E.  Fees paid by cellular
       telephone companies for
       activation of cellular
       telephones              1%     32%          40%         19%

   F.  Sale of prepaid calling
       cards.                 --      --            6%          8%

   G.  Sale of long distance
       telephone service.     --      --            1%         12%


                                     Percent of Gross Revenues
                                                         Year Ending
                                            Nine Months     June 30,
                             Years Ending  Ending March      1998
                                June 30,     3l, l997    (Projected)(1)
                              1995   1996

   H.  Revenues from Link
       International          --      --           14%         52%

   I.  Miscellaneous Income    1%      5%           3%          1%


(l) There can be no assurance that such percentages will not change significantly based upon events which may not be within the Company's control. Projected revenues for the year ending June 30, l998 constitute a forward-looking statement which is subject to risks and uncertainties which could cause actual results to differ materially from those projected. Factors that could cause or contribute to such differences include those set forth in the "Risk Factors" section of this Prospectus. The Company undertakes no obligation to publicly release any revision to these forward-looking statements which may be made to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

        Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right  to  operate  ACDC  units at  various  franchised  locations.  The
Company's first ACDC units became operational in September l993. In August 1995, the Company had 50 ACDC units in operation and the
Company's franchisees (13 in total) had 28 ACDC's in operation. During 1995 the Company discontinued the sale of new franchises. The Company's decision in this regard was based in part on the Company's desire to retain more ACDC units for its own use and to decrease the expenses associated with selling franchises and servicing franchisees. As of June 30, 1997 only one Company franchisee was operating ACDC units. At June 30, 1997, the Company had 18 ACDC units in operation and the Company's only remaining franchisee had five ACDC's in operation.

        Since 1996 the Company has introduced four additional programs in an effort to diversify and broaden the Company's product and service mix: (i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service. See "Business".

        Effective December 31, 1996, the Company acquired Link International Technologies, Inc. in consideration for the issuance of 674,157 shares of the Company's Common Stock. See "Business-Link International Technologies, Inc." and the discussion below of the Company's results of operations for the nine months ending March 31, 1997.


Nine Months Ending March 3l, l997

        Revenues during the nine month period ending March 31, 1997 increased from the comparable period in 1996 year due to the introduction and/or expansion of four programs which were recently introduced in an effort to diversify and broaden the Company's product and service mix. These programs are (i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service.

        Revenues also increased as the result of a one-time licensing fee ($500,000) received pursuant to a License Agreement between the Company and Cancall Cellular Communications, Inc. (Cancall).

        The activation program of cellular telephones for members of the Florida, Louisiana, and Mississippi AAA clubs began in January 1996. This program allows a AAA member to receive a free cellular telephone  if  the  member  agrees  to a  one  year  cellular  telephone
service   contract.   The  Company   receives  a  commission   for  each
activation.

        Revenues from the rental of cellular telephones through ACDC units decreased during the quarter ending March 1997 as the Company closed certain ACDC locations that were not profitable.

        As an alternative to selling ACDC units to franchises the Company has entered into various master licensing arrangements with third parties. These arrangements normally involve the single sale of 10 or more ACDC units for (i) a large location (such as an airport),
(ii) part or all of a foreign country, or (iii) a specific region in the United States. As of June 30, 1997 the Company had sold 30 ACDC units to third parties under master licensing arrangements, resulting in gross revenues of approximately $664,000, and had sold 10 ACDC units to a corporation affiliated with certain officers and directors of the Company for $150,000. (See "Management - Transactions with Related Parties"). Although all of these sales occurred prior to December 31, 1996, as a result of credit terms extended by the Company approximately $793,000 was still owed to the Company as of June 30, 1997 for these equipment sales.

        Effective December 31, 1997 the Company acquired all the issued and outstanding shares of Link International, Inc. ("Link"). Link manufactures and distributes machines which dispense prepaid calling cards and terminals which are used by merchants to perform a variety of transactions, including accepting credit cards and bank debit cards in payment for sales of merchandise and services. The terminals manufactured by Link are sometimes referred to as "POS terminals". As a result of this acquisition, Link's revenue and expenses have been consolidated with those of the Company for the quarter ending March 31, 1997. During this quarter, Link's revenues from sales of equipment, prepaid calling cards and technical service were approximately $47,000, which amount excludes revenues attributable to the Licensing Agreement between the Company and Cancall. During the quarter ending March 31, 1997 Link's cost of sales accounted for 2.5% of the Company's consolidated cost of sales and Link's other expenses accounted for 16% of the Company's Operating Expenses.


       In March 1997 the Company entered into a License agreement with Cancall whereby the Company provided Cancall with a license to operate and/or distribute the Company's ACDC units, as well as Link's prepaid calling card machines and POS terminals (collectively the "Products"). The License Agreement grants Cancall the exclusive right to operate and distribute the Products in Canada and Europe and in the United States on a non-exclusive basis. However, if Cancall does not purchase a minimum of 2,000 POS terminals for use in Europe between September 1, 1997 and January 1, 1999 then Cancall will lose its exclusive right to operate and distribute the Products in Europe. In consideration for the rights granted pursuant to the Licensing Agreement, Cancall agreed to pay the Company $500,000 which amount is either payable in cash or in equivalent shares of the Class B Preferred shares of Cancall. The Class B Preferred shares can be converted into the common stock of Cancall on the basis of 1.6 shares of Cancall's common stock for each share of Cancall's Class B Preferred stock. Any common shares of Cancall issued upon the conversion of the Class B Preferred shares may not be sold until March l998 or such other date as determined by the Vancouver Stock
Exchange.  The common  stock of Cancall  trades on the  Vancouver  Stock
Exchange. As of June 2, 1997 the closing bid and asked price of Cancall's common stock (in U.S. dollars) were $0.25 and $0.30 respectively. As of June 3, 1997 the Company had not received any shares of Cancall's Class B Preferred shares nor any cash from Cancall in payment of the licensing fee. The Licensing Agreement also requires Cancall to purchase a certain number of ACDC units and POS terminals from the Company.

        Income from franchise operations is no longer significant since the Company discontinued its franchise operations during 1995.

        The increase in Cost of Sales during the nine month period ending March 31, 1997 reflects the expansion of the Company's cellular telephone rental, cellular telephone activation and long distance telephone programs.

        Operating Expenses increased primarily due to recording as an expense the value of shares of the Company's common stock issued to employees and consultants in consideration for services rendered to the Company.

        Research  and   Development   expenses   decreased  due  to  the
completion of revisions to the Company's ACDC units.

Year Ending June 30, 1996

        Revenues increased from the comparable period in 1995 year due to the introduction of four new programs in an effort to diversify and broaden the Company's product and service mix. These programs were
(i) cellular telephone activations, (ii) sale of pre-paid calling cards, (iii) sale of long distance telephone service and (iv) rental of cellular telephones using overnight courier service.

        The activation program of cellular telephones for members of the Florida, Louisiana, and Mississippi AAA clubs began in January 1996. The program allows a AAA member to receive a free cellular telephone if the member agrees to a one year cellular telephone
service   contract.   The  Company   receives  a  commission   for  each
activation. During the year ending June 30, 1996, the Company activated over 2,600 cellular telephones and anticipates broadening this service to other AAA clubs.


        Franchise royalties declined as franchises were reacquired by the Company. Income from equipment sales declined as the Company reserved prime ACDC locations for its own use.

        Cost of sales for fiscal l996 largely reflects the expansion of the Company's rental operations, the newly instituted cellular telephone activation program and costs of technology development and sales. Due to significant demand at certain car rental locations, Company personnel rent cellular telephones directly to customers. This contrasts with the comparable period in 1995 when cost of sales consisted primarily of expenses associated with the sale of ACDC units and a more limited telephone rental program.

        The higher selling and general and administrative expenses for the year were due to the Company's new programs and additional personnel needed for these programs.

        Fiscal 1996 operating expenses includes a charge of $1,765,000 which pertains to the issuance of common stock for past services.

        Interest expense declined as funds provided by the Company's public offering in February 1995 were used to repay outstanding debt.

Year Ending June 30, l995

        During fiscal l995, revenues from equipment sales to franchisees and franchise fees declined as the Company reserved more new ACDC locations for its own use and eventually discontinued the sale of new franchises. Royalties from franchisees increased over the prior period as the Company's first ACDC unit did not become operational until September 1993.

Liquidity and Sources of Capital

        During the nine month period ending March 31, 1997 the Company's operations used $1,032,226 of cash. The licensing fee from Cancall Cellular, Inc. ($500,000) did not generate cash since Cancall has the option of paying this fee with non-tradable shares of
Cancall's preferred stock. In addition, due to credit terms extended by the Company, approximately $793,000 was still owed to the Company for equipment sales made by the Company prior to December 31, 1996.

        In order to fund its operating losses, the Company sold shares of its common stock in private placements and borrowed funds from private lenders.

        The Company does not have any available credit, bank financing or other external sources of liquidity. Due to historical operating losses, the Company's operations have not been a source of liquidity. In order to obtain capital, the Company plans to sell additional shares of its common stock or borrow funds from private lenders. During the next twelve months the Company will need capital to fund its operations, repay outstanding debt and fund receivables and inventory balances.

        The Company may suffer future losses, in which case the Company will need to obtain additional sources of capital in order to continue operations. There can be no assurance, however, that the Company will be successful in obtaining additional funding.


                               BUSINESS

Company History

        SIMS Communications, Inc. (the "Company") was formed in 1991 to design and market a computerized system which provides unattended rental of cellular telephones through a stand-alone dispensing station. The Company's system, known as an Automated Communications Distribution Center ("ACDC"), was designed to serve the needs of traveling sales people, convention and seminar participants, and anyone else who is temporarily away from normal communications facilities and needs to maintain contact with an office or home while traveling.

        Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right to operate ACDC units at various franchised locations.

        The Company's first ACDC units became operational in September l993. In August l995, the Company had 50 ACDC units in operation and the Company's franchisees (13 in total) had 28 ACDC's in operation. During 1995 the Company discontinued the sale of new franchises. The Company's decision in this regard was based in part on the Company's desire to retain more ACDC units for its own use and to decrease the expenses associated with selling franchises and servicing franchisees.

        In June 1995 the shareholders of the Company approved a 2 for 1 forward split of the Company's Common Stock. In February 1996 the shareholders of the Company approved a 1 for 10 reverse split of the Company's Common Stock. Accordingly, all historical share data in this Private Offering Memorandum have been adjusted to reflect these stock splits.

Revenues From the ACDC System

        An ACDC station is capable of dispensing from 1 to 12 cellular phones on a user-friendly, completely automated basis. The system uses electronic funds transfer and accepts American Express, Visa, Mastercard, Discover and Diner's Club credit cards for payment in advance by the customer. The system is entirely free-standing and requires no on-site support personnel.

        To rent a cellular telephone from an ACDC, a customer simply places a credit or bank card in the machine's credit card reader. The ACDC then provides the customer with easy to follow, on-screen instructions regarding the procedure for renting a cellular telephone. The ACDC validates the customer's credit card and charges the customer a deposit for the equipment rented. Once the customer's credit card is accepted, the cellular telephone is dispensed and the customer can make and receive telephone calls with the cellular telephone.

        The equipment rented by a customer is contained in a carrying case and includes a cellular telephone with an active telephone number, two batteries, a battery recharger, and a DC power connector which allows the cellular telephone to be operated with electric current provided by an automobile cigarette lighter.



employee staffs a counter adjacent to the rental car counter. Rather than dispensing cellular telephones through an ACDC unit, the Company employee at the counter handles all cellular telephone rentals for persons wanting to rent cellular telephones. Standard ACDC units are available at these locations for customers wanting to rent a cellular telephone during off-peak hours. Rentals from staffed locations accounted for approximately 90% of the Company's revenues from cellular telephone rentals from ACDC units during the nine months ending March 3l, l997. In January 1996 the Company began renting cellular telephones from ACDC units installed at certain AAA Club offices in Florida and Louisianna.

        At June 30, l997, the Company had 18 ACDC units in operation and the Company's only franchisee had five ACDC's in operation. The ACDC units operated by the Company were located at car rental agencies (nine units) and certain AAA Club offices (nine units).

        As an alternative to selling additional franchises the Company has entered into various master licensing arrangements with third parties. These arrangements normally involve the single sale of 10 or more ACDC units for (i) a large location (such as an airport), (ii) part or all of a foreign country, or (iii) a specific region in the United States. As of June 30, l997 the Company had sold thirty ACDC units to third parties under master licensing arrangements, resulting in gross revenues of approximately $664,000, and had sold 10 ACDC units to a corporation affiliated with certain officers and directors of the Company for $150,000. Although all of these sales occurred prior to December 3l, l996, as a result of credit terms extended by the Company, as of June 30, l997 approximately $793,000 was still owed to the Company for these equipment sales. See "Management - Transactions with Related Parties".

Cellular Telephone Activation

        In January 1996 the Company began offering its cellular telephone activation program to members of the Florida, Louisiana and Mississippi AAA Clubs. This program allows a AAA member to receive a free cellular telephone if the member agrees to a one year service contract with a cellular telephone carrier. The Company is paid a commission for each service contract signed by a AAA member. During the year ending June 30, l996 and the nine months ending March 3l, l997 the Company activated over 2,600 and 4,200 cellular telephones, respectively. The AAA Clubs in Florida, Louisiana and Mississippi Clubs have approximately 1.2 million members. The Company anticipates broadening this service to other AAA clubs.

Overnight Cellular Telephone Rentals

        In January 1996 the Company initiated its overnight cellular telephone rental program which provides for the delivery of cellular telephones anywhere  in  the  United  States  through  Federal  Express overnight service. Customers include Florida, Louisiana and Mississippi AAA members, employees of Nike Corporation and ESPN, and Alamo Rent-a-Car customers.  The Company also supplies  cellular  telephones  for special events such as Superbowl XXIX and XXX. A person wanting to rent a cellular telephone through this service calls the Company's toll free telephone number to arrange for the short-term rental
f a cellular  telephone.  The Company ships the cellular  telephone via of a cellular telephone. The Company ships the cellular telephone via Federal Express to the address designated by the customer, together
with  a  Federal  Express  box  addressed  to  the  Company.   When  the
customer no longer needs the cellular telephone, the customer returns the telephone to the Company by means of Federal Express. This program generated approximately $172,000 in revenue during the nine months ending March 3l, l997. The Company believes that revenues from this program will increase as more potential customers become aware of this service.

Long Distance Telephone Services

        Since January 1996 the Company has offered members of AAA Clubs in Florida, Louisiana and Mississippi pre-paid long distance calling cards and long distance telephone service. Beginning in January 1996 the pre-paid long distance calling card program was introduced to Alamo Rent-a-Car customers. Calling cards are sold to rental car customers over the counter and through an automated calling card dispensing machine. The Company receives a commission for each pre-paid calling card sold.

        With respect to long distance telephone service, the Company acts as an agent for a long distance telephone company. For each AAA member who switches their long distance service to this telephone company, the Company receives a commission based upon the member's long distance usage.

        If the Company can raise additional capital of approximately $1,500,000, the Company plans to become a reseller of telephone long distance service in all markets in which the Company currently operates. As a reseller of long distance telephone services, the Company will be able to earn additional revenue from prepurchasing airtime and blocks of cellular numbers.

Retail Kiosks

        The cellular telephone industry is currently undergoing significant changes in marketing techniques. Traditional distribution methods are proving too costly. The high cost of acquiring new customers coupled by increased competition from new Personal
Communication Services Carriers ("PCS") are forcing many wireless carriers to explore new methods of distribution.

        In response to this need, the Company is developing an automated retail kiosk which dispenses activated cellular telephones or PCS devices. The Company's kiosk is designed to replace manned kiosks and act as a satellite office for cellular telephone carriers, PCS carriers, cellular resellers and cellular telephone retailers.
The kiosk is equipped with live video conferencing capabilities enabling a service representative to assist a customer with the credit approval process, answer any questions the customer may have and close the sale. The Company plans to test market its kiosk in late l997.

Debit Cellular Telephones

        The cellular industry has experienced problems in the collection of debts (bad debt) and the fraudulent use of cellular telephones. In response to these problems cellular telephone carriers have imposed higher credit standards to open accounts for cellular service. These higher requirements result in a 30%-40% decline in applications for cellular service.


       The Company plans on implementing a debit cellular telephone that will enable the Company to offer high risk and declined applicants with a prepaid cellular service. The users are required to prepay for future usage when establishing an account. To purchase additional minutes the user simply calls an 800 service number, provides credit card information to a customer service representative, and upon approval receives a special code to restock the cellular telephone with additional cellular airtime.

        The Company has had preliminary discussions with its major cellular accounts and one car rental company concerning the introduction of cellular debit telephones. The Company is also exploring additional applications for the debit telephones, such as retail distribution of debit telephones and offering debit telephones to companies which provide cellular telephones to their employees as a means of controlling costs.

Link International Technologies, Inc.

        Effective December 3l, l996, the Company acquired Link International Technologies, Inc. ("Link") in consideration for the issuance of 674,l57 shares of the Company's Common Stock. For financial statement purposes the acquisition was accounted for under the purchase method and the assets acquired from Link (net of liabilities) were valued by the Company at approximately $600,000.

        LINK has developed a series of state-of-the art pre-paid long distance telephone card dispensing machines which allow for payment with bank debit cards, credit cards or cash.

        LINK has developed and patented certain technologies which provide unique features for its phone card vending machines. The first and most important feature is that LINK's machine is the only vending machine in the market which can individually activate prepaid phone cards (or other "valuestored" cards, including chip-embedded "smart" cards) at the point of sale. All prepaid phone cards stored in LINK's machines are "dead" (i.e. "inactive") until each one is individually activated once cash is received or a customer's credit or debit card has been accepted by the machine and successfully processed. This patented device, using a proprietary bar code technology, eliminates the risk of fraud or theft as well as the need for large capital investment which is required by other machines that dispense only pre-activated (or "live") cards. The machines can be operated either by direct telephone line or wireless technology, at the option of the customer. Second, LINK's machines are the only vending devices that accept cash, credit cards and bank debit cards. The bank debit card feature which requires the customer to use a personal identification number, serves to eliminate the fraud to which credit cards are most prone.

        Link has designed three versions of its prepaid telephone card machine. Its first product (introduced in 1995) is a full sized stand-alone vending machine which is used in locations where size is not important and where the machine's lighted billboard signage is desired for advertising. Typical locations include check cashing locations, office product stores, motels, airports, universities, and other high traffic locations. This machine, with six vending slots and a thermal graphic printer, offers other sales opportunities to the merchant such as recharging cellular phone time, dispensing promotional coupons, dispensing prepaid gas cards for service station chains, and selling and dispensing tickets for concerts, sporting events, lotteries, ski lifts, and the like. Although capable of dispensing a variety of products, Link has decided to concentrate heavily on the market for prepaid telephone cards and plans to market this machine to large regional accounts and chains.

        In order to appeal to locations where pay telephones are clustered for large scale use (such as airports, higher end hotels, stadiums, etc.), Link has designed a second, smaller version of its machine (scheduled to be introduced in 1997) which fits inside the stainless steel cabinets used at such locations. All major hardware is subcontracted and virtually snaps into place allowing this miniature dispensing machine to be moved and installed in under 30 minutes by one individual. The location for the machine needs only electrical power and a telephone line. The machine requires very little maintenance and can be connected to an on-line computer in order to monitor sales, cash on hand and inventory requirements.

        The third version of Link's prepaid telephone card machine (scheduled to be introduced in 1997) is a desktop dispenser that has been designed specifically for small business owners that currently are not able to make sales using bank debit cards and very few of which offer customers pre-paid phone cards. The desktop processor will be rented to the merchant and will have the capability of processing all credit and debit card sales made by the merchant, whether or not a phone card is dispensed.

Link's phone card machines can also be used to dispense other items such as:

    - pre-paid gasoline cards
    - smart chip cards
    - coupons
    - stamps

        Link has also developed a counter top credit Point-of-Sale ("POS") transaction terminal, primarily for use in the sale of goods and services. This terminal, which accepts bank debit cards as well as major credit accepts, includes the capability of pre-paid long distance phone card activation, customer frequency programs, check guarantee and pre-paid cellular time activation. The POS transaction terminal uses the same technology and host reporting as Link's phone card dispensing machines. Link plans to distribute POS terminals to smaller stores, most of which do not have point-of-sale debit card capability.

        See "Management's Discussion and Analysis" for information concerning Link's revenues for the three months ending March 3l, l997.

Research and Development

        During the years ending June 30, 1995 and 1996 the Company spent approximately $89,000 and $134,000 respectively, on research and development. Research and development expenditures pertained to the design, development and testing of enhancements to the ACDC units and the software used to operate the units.


Third Party Suppliers

        Cellular telephone equipment is presently procured by the Company on a purchase order basis from Panasonic, Inc. and Muratech Corp. Equivalent equipment is generally available in the open market from a number of other suppliers. The Company does not have any agreements with respect to cellular telephone equipment with any supplier and does not currently foresee the need to seek any supply agreement.

        Prior to April 1995 the Company contracted with Keyosk Corporation ("Keyosk") of Lakeland, Florida in April, 1992, for the manufacture, assembly and testing of the ACDC units. In April 1995 the Company acquired certain of Keyosk's assets and technology relating to the ACDC units.

        The software used by the Company to provide a customer with an itemized billing for calls made with the cellular telephone has been licensed to the Company by Telemac Cellular Corporation ("Telemac"). The Company has a world-wide, exclusive license (expiring in September, 2003) to use the Telemac software for automated rentals of cellular telephones. As consideration for this license, the Company pays Telemac, on a monthly basis, 7% of the gross pre-tax revenues derived from the operation of the ACDC units owned by the Company or the Company's franchisees. The agreement requires the Company to take certain precautions to prevent the unauthorized disclosure of the licensed software to persons other than the Company's employees, agents and franchisees. Telemac may terminate the license in the event the Company transfers the software subject to the license to any third party without the consent of Telemac, fails to take adequate measures to protect the unauthorized disclosure or use of the software, fails to make any payment required by the agreement, becomes insolvent or otherwise discontinues its business. Telemac provides a 90 day limited warranty that the medium of the software is free from defects in workmanship and materials.

        At the present time, the Company does not have any alternative sources for the software provided by Telemac Cellular.

        The Company  has  agreements  with  various  cellular  telephone companies  concerning  the  use of  the  particular  cellular  telephone
company's   network  by  the  Company's  rental   customers.   For  each
cellular telephone in service, the Company is usually charged a monthly fee (regardless of whether the cellular telephone is rented) plus air time charges for each minute the cellular telephone is used to place or receive calls. The Company earns a profit to the extent amounts received from customers for the rental and use of the Company's cellular telephones exceed the amounts paid by the Company to the cellular telephone company for monthly access fees and airtime charges.

Franchise Operations

        Prior to 1996 the Company operated ACDC units for its own account and also sold franchises which provided third parties the right to operate ACDC units at various franchised locations.

        The Company's first ACDC units became operational in September l993. In August 1995, the Company had 50 ACDC units in operation and the Company's franchisees (13 in total) had 28 ACDC's in operation.


       During   1995  the   Company   discontinued   the  sale  of  new
franchises. The Company's decision in this regard was based in part on the Company's desire to retain more ACDC units for its own use and to decrease the expenses associated with selling franchises and servicing franchisees. As of June 30, 1997 only one Company franchisee was operating ACDC units.

        Instafone of California, one of the Company's former franchisees, had previously paid the Company $1,000,000 for deposits on ACDC units and franchises. Instafone of California is no longer in the business of renting cellular telephones and has advised the Company that it wants a refund of the deposits paid to the Company. The Company is attempting to negotiate a settlement with Instafone of California concerning this matter. The amounts received by the
Company for equipment and franchise deposits as of March 3l, l997 represented 90% of the total amounts recorded by the Company as a liability for franchise and customer deposits on such date. See "Litigation".

Proprietary Rights; Patents, Trademark and Service Mark

        The United States Patent and Trademark Office has approved the Company's patent for the design of the cabinet which houses the Company's ACDC. The Company has two other patent applications pending, one for a patent concerning the operation of the ACDC and one for the design of the cellular telephone kit which is dispensed by the ACDC. There is no assurance that the pending patent applications will be granted. Since the Company's design patent covers only the external design of the ACDC cabinet, certain other aspects of the ACDC system could be duplicated by competitors.

        The Company has registered the "ACDC" trademark and the "INSTA FONE" service mark with the United States Patent and Trademark Office. The Company regards its trade and service marks as having substantial value and as being important factors in the marketing of its systems, although the marks are not as important as the ACDC concept and the product itself. The Company is not aware of any infringing uses or claim to its trademark or service mark. In any event, there can be no assurance that the Company will have the financial resources to enforce or defend its patent, trademark and service mark in the event these are challenged.

Competition

        The Company competes with numerous other companies engaged in the rental of cellular telephones and the sale of prepaid calling cards and point-of-sale terminals. The Company's competitors include regional cellular telephone companies as well as numerous other companies. The cellular telephone rental business is relatively easy to enter, since a company only needs cellular telephones and an agreement with a cellular telephone company to provide airtime to customers renting the cellular telephones.

        During the past several years, the number of persons who either own or lease cellular telephones on a long-term basis has increased significantly and, in some markets, there has been a general decline in the cost of using cellular telephones. For persons owning or leasing a cellular telephone on a long-term basis, the cost of operating a cellular telephone includes the cost of the cellular telephone, batteries, charging units and other accessories (in the case of direct ownership), monthly lease payments (in the case of leased equipment), fixed monthly charges, airtime charges for calls made or received within the area serviced by the person's cellular carrier, and higher "roaming" charges for calls made or received outside the area serviced by the person's cellular carrier. Although the cost of operating a cellular telephone will vary depending upon various factors, certain persons who own or lease cellular telephones on a long-term basis may find that the cost of using their cellular telephone, when traveling, is less expensive than renting a cellular telephone from the Company, and may therefore elect to use their own cellular telephone instead of renting a cellular telephone from the Company.

Employees and Offices

        As of June 30, l997, the Company employed thirty-nine persons on a fulltime basis. Nineteen employees serve in management or administrative capacities, and the remainder are hourly workers in the Company's operations. None of the Company's employees are covered by a collective bargaining agreement. The Company has never experienced an organized work stoppage, strike or labor dispute. Management considers the Company's relations with its employees to be good.

        The Company occupies office, shipping and repair facilities consisting of approximately 8,000 square feet in Delray Beach, Florida. These facilities are leased at an annual rental of $80,724 pursuant to a lease which expires on February 28, 1998.

                               MANAGEMENT

Officers and Directors

Name                   Age                Position

Melvin Leiner           51    President,  Chief Executive  Officer and a
Director
Darren M. Marks         30    Vice  President  of  Marketing  and Sales,
                              and a Director
Donald M. Marks         57    Vice President
James J. Caprio         34    Vice President
Bruce S. Schames        50    Chief Financial Officer


Donald M. Marks and Darren M. Marks are not related.

        Each director holds office for a period of one (1) year and will serve until his successor is duly elected by the stockholders. Executive officers serve at the pleasure of the Board of Directors.

        The members of the Board of Directors are not compensated in such capacity; however, the Board of Directors may, by resolution, pay Director's fees and reimburse Directors for expenses related to the Company's business.

        The following sets forth certain information concerning the past and present principal occupations of the Company's officers and directors.


        Melvin Leiner has been the Company's President and Chief Executive Officer since November 1994. Between November 1994 and August 1991 Mr. Leiner was the Company's Chief Operating Officer and Executive Vice President. Mr. Leiner has been a director of the Company since August 1991.

        Donald M. Marks was a Director of the Company between August 1991 and April 1997. Mr Marks has been a Vice President of the Company since August 1991.

        James J. Caprio was a Director and the Company's Chief Financial Officer between August l99l and April 1997. In April 1997 Mr. Caprio resigned as a Director and as the Company's Chief Financial Officer. Mr. Caprio has been a Vice President of the Company since August 1991.

        Darren M. Marks joined the Company in August, 1991 as its Vice President and a director.

        Bruce S. Schames has been the Company's Controller since December, 1993. In April 1997 Mr. Schames became the Company's Chief Financial Officer. From 1991 to 1993 Mr. Schames was self-employed as a Certified Public Accountant. Between 1983 and 1991, Mr. Schames was employed as Manager of Financial Reporting for the Dole Fresh Fruit Company.

        Donald Marks, Melvin Leiner, James Caprio and Darren Marks may be deemed "Parents" and "Founders" of the Company as such terms are defined under the federal securities laws.

Compensation

        The following table sets forth in summary form the compensation received by or accrued for (i) the persons who held the position of Chief Executive Officer during the three years ending June 30, 1996 and (ii) each other executive officer of the Company who received salary and bonus in excess of $75,000 during the past three years.


                  Annual Compensation          Long Term Compensation
                                               Re-                     All
                                      Other   stric-                  Other
                                      Annual   ted             LTIP    Com-
                                      Compen-  Stock   Options  Pay-   pensa-
Name and Princi-  Fiscal Salary Bonus sation   Awards  Granted  outs    tion
  pal Position      Year  (1)    (2)    (3)     (4)       (5)    (6)    (7)


Melvin Leiner,     1996 $21,038  --     --     250,000     --    --       --
President and      1995 $92,063  --   $8,400     --     40,000   --       --
Chief Executive    1994 $89,919  --   $8,400     --        --    --       --
Officer

Donald M. Marks,   1996 $21,038  --     --     250,000     --    --       --
Vice President     1995 $77,189  --   $8,400     --     40,000   --       --
                   1994 $85,858  --   $8,400     --        --    --       --

Darren M. Marks,   1996 $21,038  --     --     250,000     --    --       --
Vice President     1995 $86,594  --   $8,400     --     40,000   --       --
                   1994 $87,900  --   $8,400     --       --     --       --

James Caprio,      1996 $21,038  --     --     250,000    --     --       --
Chief Financial    1995 $95,419  --   $8,400     --     40,000   --       --
Officer            1994 $92,515  --   $8,400     --       --     --       --


(1) The dollar value of base salary (cash and non-cash) received.

(2) The dollar value of bonus (cash and non-cash) received.

(3) Any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property. Amount in the table represents automobile allowances.

(4) During the period covered by the foregoing table, the shares of restricted stock issued as compensation for services. The table below shows the number of shares of the Company's Common Stock owned by the officers listed above, and the value of such shares as of June 30, 1997.

        Name                   Shares          Value

        Melvin Leiner        365,610         $639,817
        Donald M. Marks      494,425         $865,244
        Darren M. Marks      288,527         $504,922
        James Caprio         372,678         $652,186

(5) The shares of Common Stock to be received upon the exercise of all stock options granted during the period covered by the table.

(6) "LTIP" is an abbreviation for "Long-Term Incentive Plan". An LTIP is any plan that is intended to serve as an incentive for performance to occur over a period longer than one fiscal year. Amounts reported in this column represent payments received during the applicable fiscal year by the named officer pursuant to an LTIP.

(7) All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company.

Employment Contracts

        In  October,   1994,   the  Company   entered  into   employment
agreements with Melvin Leiner, Donald M. Marks, James J. Caprio and Darren M. Marks. Each employment agreement provides for the following:

        1.  Term of three years.

        2. Salary of $105,000 during the first year of the employment term, increasing to $120,000 during the second year and $150,000 during the third year.

        3.  Incentive   bonus   computed   according  to  the  following
formula:

                 Cumulative Company Revenues    Bonus Payable
                      From Operations             to Employee

                  $3,000,000 to $5,000,000         $22,500
                  $5,000,000 to $7,500,000         $45,000
                  $7,500,000 to $10,000,000        $67,500
                  Over $10,000,000                 $90,000

        4.  Automobile allowance of $700 per month.

        5. Four weeks of paid vacations and the right to participate in any group medical, group life insurance or any other employee benefit plan that the Company may, from time to time, maintain.

        6. Disability benefits equal to 50% of the employee's base salary, determined at the time of disability, and payable to the employee for the remaining term of the employment agreement.

        The four officers listed in the above above agreed to amend their respective employment agreements such that the collective salaries paid to these four officers (effective September 30, 1996) will not exceed $360,000.

        In April l997 Mr. Caprio's employment agreement was amended such that Mr. Caprio will be paid a base salary of $90,000 per year for five years and will receive six weeks of paid vacation each year. Mr Caprio's base salary will increase by 15% each year when the Company is profitable and by 5% each year during which the Company suffers a loss.


       Except for the employment agreements described above, the Company does not have any written employment contracts with respect to any of its executive officers, and does not have any compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of any executive officer's employment with the Company or from a changein-control of the Company or a change in an executive officer's responsibilities following a change-in-control.

Long Term Incentive Plans - Awards in Last Fiscal Year

        None.

Employee Pension, Profit Sharing or Other Retirement Plans

        Except as provided in the Company's employment agreements with its executive officers, the Company does not have a defined benefit, pension plan, profit sharing or other retirement plan, although the Company may adopt one or more of such plans in the future.

Compensation of Directors

        Standard Arrangements. At present the Company does not pay its directors for attending meetings of the Board of Directors, although the Company expects to adopt a director compensation policy in the future. The Company has no standard arrangement pursuant to which directors of the Company are compensated for any services provided as a director or for committee participation or special assignments.

        Other Arrangements. During the year ended June 30, 1996, and except as disclosed elsewhere in this Private Offering Memorandum, no director of the Company received any form of compensation from the Company.

Compensation Committee Interlocks and Insider Participation

        Prior to November 30, 1996 the Company did not have a compensation committee. During the year ended June 30, 1996, all of the Company's present officers participated in deliberations of the Company's Board of Directors concerning executive officer compensation.

        During the year ended June 30, 1996, no director of the Company was also an executive officer of another entity, which had an executive officer of the Company serving as a director of such entity or as a member of the compensation committee of such entity.

Committees

        The Company plans to establish an Audit Committee. The Audit Committee will (i) recommend to the Board of Directors a firm of independent public accountants to conduct the annual audit of the Company's financial statements, (ii) review with such accounting firm the scope and result of annual audits and the adequacy of the Company's internal controls, and (iii) otherwise oversee the auditor's review of management controls and the Company's financial performance. The Company anticipates that directors who are not officers or principal shareholders will constitute a majority of the members of the audit Committee.

        The Company plans to establish a Compensation Committee. The Compensation Committee will review the compensation of the Company's senior management and recommend any changes in such compensation to the Board of Directors, as well as administer the Company's Stock Option Plans, Stock Bonus Plan, and other compensation programs. In this regard, the Compensation Committee will have the exclusive authority to authorize the issuance of stock options or stock bonuses to the Company's officers, directors and employees. All decisions of the Compensation Committee will be decided by a unanimous vote of the Committee members.

Stock Option and Bonus Plans

        The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of each Plan follows. In some cases these three Plans are collectively referred to as the "Plans".

        Incentive Stock Option Plan. The Incentive Stock Option Plan authorizes the issuance of options to purchase up to 5,000,000 shares of the Company's Common Stock, less the number of shares already optioned under both this Plan and the Non-Qualified Stock Option Plan. The Incentive Stock Option Plan became effective on April 15, 1993 and will remain in effect until April 15, 2001 unless terminated earlier by action of the Board. Only officers, directors and key employees of the Company may be granted options pursuant to the Incentive Stock Option Plan.

        Options granted pursuant to the Plan not previously exercised terminate upon the first to occur of the following dates:

        (a) The expiration of thirty (30) days after the date on which an option holder's employment by the Company is terminated (whether such termination is by the Company or due to disability or death); or

        (b) The expiration of one year after the date on which an option holder's employment by the Company is terminated, if such termination is due to the Employee's disability or death.

        In the event of an option holder's death while in the employ of the Company, his legatees or distributees may exercise (prior to the option's expiration) the option as to any of the shares not previously exercised.

        The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

        Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant.


       The purchase price per share of Common Stock purchasable under an option is determined by the Committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning the Company's stock which represents more than 10% of the total combined voting power of all classes of stock).

        Non-Qualified   Stock  Option  Plan.  The  Non-Qualified   Stock
Option Plan authorizes the issuance of options to purchase up to 3,000,000 shares of the Company's Common Stock less the number of shares already optioned under both this Plan and the Incentive Stock Option Plan. The Non-Qualified Stock Option Plan became effective on April 15, 1993 and will remain in effect until April 15, 2001 unless terminated earlier by the Board of Directors. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

        Options granted pursuant to the Plan not previously exercised terminate upon the first to occur of the following dates:

        (a) The expiration of one year after the date on which an option holder's employment by the Company is terminated (whether termination is by the Company, disability or death); or

        (b) The expiration of the option which occurs five (5) years from the date the option was granted.

        In the event of an option holder's death while in the employ of the Company, his legatees or distributees may exercise the option as to any of the shares not previously exercised prior to the option's expiration.

        Stock Bonus Plan. Up to 3,000,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

        Other Information Regarding the Plans. The Plans are administered by the Company's Board of Directors. The Board of Directors has the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered to select those persons to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.


        In the discretion of the Board of Directors, any option granted pursuant to the Plans may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan will be forfeited if the "vesting" schedule established by the Board of Directors at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled. In the discretion of the Board of Directors payment for the shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors.

        Options are generally non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies the vesting requirements imposed by the Board of Directors when the shares were issued.

        The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner it deems appropriate, provided that such amendment, termination or suspension cannot adversely affect rights or obligations with respect to shares or options previously granted. The Board of Directors may not, without shareholder approval: make any amendment which would materially modify the eligibility requirements for the Plans; increase or decrease the total number of shares of Common Stock which may be issued pursuant to the Plans except in the case of a reclassification of the Company's capital stock or a consolidation or merger of the Company; reduce the minimum option price per share; extend the period for granting options; or materially increase in any other way the benefits accruing to employees who are eligible to participate in the Plans.

        Any options granted under the Incentive Stock Option Plan or the Non-Qualified Stock Option Plan must be granted before April 15, 2001. Any shares granted pursuant to the Stock Bonus Plan must be issued prior to April 15, 2001. The Plans are not qualified under
Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

        Summary. The following sets forth certain information as of June 30, 1997 concerning the stock options and stock bonuses granted by the Company. Each option represents the right to purchase one share of the Company's Common Stock.



                                  Total       Shares               Remaining
                                  Shares    Reserved for  Shares  Options/Bonus
                                 Reserved   Outstanding  Issued as    Shares
Name of Plan                    Under Plan   Options   Stock Bonus Under Plan
Incentive Stock Option Plan       5,000,000  2,734,000     N/A      2,266,000
Non-Qualified Stock Option
  Plan                            3,000,000     40,000     N/A      2,964,000
Stock Bonus Plan                  3,000,000        N/A  1,982,000   3,000,000

        As of June 30, l997, the Company has issued stock options and granted stock bonuses to the following officers, directors, employees and consultants.

Incentive Stock Options

                                 Shares                      Expiration
                               Subject to    Exercise          Date of
        Option Holder            Option       Price           Option

        Melvin Leiner            20,000       $3.25             9/30/99
        Melvin Leiner           500,000       $1.00            12/31/06
        Darren M. Marks          20,000       $3.25             9/30/99
        Darren M. Marks         500,000       $1.00            12/31/06
        James J. Caprio          20,000       $3.25             9/30/99
        James J. Caprio         500,000       $1.00            12/31/06
        Donald M. Marks          20,000       $3.25             9/30/99
        Donald M. Marks         500,000       $1.00            12/31/06
        Other Company employees
        and third parties       654,000  $l.00 to $3.25  9/30/99-12/31/01
                              2,734,000

Other Options

        The following options were not granted pursuant to any of the Company's Stock Option Plans.

                                 Shares                       Expiration
                               Subject to    Exercise          Date of
        Option Holder            Option      Price            Option

        Melvin Leiner            20,000       $2.75             9/30/99
        Darren M. Marks          20,000       $2.75             9/30/99
        James J. Caprio          20,000       $2.75             9/30/99
        Donald M. Marks          20,000       $2.75             9/30/99
        Other Company employees
        and third parties        85,000  $l.00 to $3.25  9/30/99-5/31/00

Stock Bonuses

        In May and November 1996 and in May l997 the Company, in accordance with the terms of its Stock Bonus Plan, issued 1,982,000 shares of Common Stock to certain Company  officers,  employees and consultants.
The following persons   received  shares  of  the  Company's  Common  Stock  in
these transactions:


                                      Shares Issued as Stock Bonus
        Name                   May 1996(1)    November 1996(2)      May, l997

        Melvin Leiner            250,000            --                 --
        Darren Marks             250,000            --                 --
        James J. Caprio          250,000            --                 --
        Donald Marks             250,000            --                 --
        Bruce Schames             75,000            --                 --
        Other Employees and
         Consultants as a group  425,000         345,000             137,500

(1) Shares were issued in consideration for past services rendered to the Company and, in the case of all officers except Mr. Schames, in consideration for the agreement among these officers to amend their respective employment agreements such that the collective salaries paid to these four officers (effective September 30, 1996) will not exceed $360,000, instead of the $600,000 which would have otherwise been payable to these officers pursuant to their employment agreements.

(2) Shares were issued in consideration of services rendered to Company.

Transactions with Related Parties

        The Company had a consulting agreement with Compass Consulting, Inc. pursuant to which Kenneth Zubay, a former officer and director of the Company, rendered software and systems development, consulting, training  and  installation  services  to the  Company.  The  consulting agreement expired on July 31, 1994. Through July 31, l994, the Company delivered (or was obligated to deliver) equipment (at a cost to the Company of approximately $66,000) to Compass Consulting as payment for services provided to the Company. During fiscal l995, equipment was delivered to Compass Consulting pursuant to and in satisfaction of the amounts owed pursuant to the consulting agreement. In June l995, the equipment previously delivered to Compass Consulting was repurchased by the Company for $l6,000 and the agreement to issue l6,000 shares of the Company's preferred stock, valued at $80,000, to Compass Consulting.

        In December 1995 the Company issued 43,778 shares of its Common Stock to Melvin Leiner, Donald Marks, James Caprio and Darren Marks (175,112 shares in total) as repayment of loans, each in the amount of $90,500, made by such persons to the Company.

        In March 1996 the Company issued 25,000 shares of its Series B Preferred Stock to Melvin Leiner, Donald Marks, James Caprio and Darren Marks (100,000 shares in total) as repayment of loans, each in the amount of $25,000, made by such persons to the Company.


       In June 1996 the  Company  issued  250,000  shares of its Common
Stock to Melvin Leiner, Donald Marks, James Caprio and Darren Marks (1,000,000 shares in total) as repayment of loans, each in the amount of $125,000, made by such persons to the Company.

        In June 1996 the Company issued shares of its Common Stock to the following officers and directors in repayment of loans made by such persons to the Company: Melvin Leiner: 103,686 shares in
repayment  of  loan  of  $51,843;   Donald  Marks:   114,350  shares  in
repayment  of  loan  of  $57,175;   James  Caprio:   114,464  shares  in
repayment of loan of $57,232; and Darren Marks: 87,440 shares in repayment of loan of $43,720.

        In September 1996, the Company acquired a 10% interest in Smartphone, Inc. (a corporation that sells a debit cellular telephone) from certain officers and dirdctors of the Company, in consideration for the issuance of 400,000 shares of the Company's common stock. The Company's investment in Smartphone was recorded at $200,000, which was the original cost of the officers' and directors' investment in Smartphone.

During the year ended June 30, 1996, the Company sold five ACDC units and related technology to Lonestar, Inc., a corporation owned by Melvin Leiner, Darren Marks, James Caprio and Donald Marks, all officers of the Company, for $350,000. The sales price for these units was paid by offsetting advances of $350,000 which had previously been made to the Company by such officers. In December l996 the Company sold ten additional ACDC units to Lonestar for $l50,000. Lonestar made an initial payment of $l5,000 for these ACDC units and the balance is payable in 33 equal monthly intallments of $2,753, which includes interest at 8.25% per year. The first monthly payment was made on April l5, l997.

                         PRINCIPAL SHAREHOLDERS

        The following table sets forth certain information, as of June 30, 1997 regarding the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by (i) each person owning more than 5% of the Company's Common Stock; (ii) each officer and director; and (iii) all officers and directors as a group:

                               Amount and Nature of
                               Beneficial Ownership       Percent of
Name                           Number of Shares (1)       Class (2)

Melvin Leiner                       365,610                  4.4%
3333 S. Congress Ave.
Suite 401
Delray Beach, FL  33445

Darren M. Marks                     288,527                  3.5%
3333 S. Congress Ave.
Suite 401
Delray Beach, FL  33445


                              Amount and Nature of
                               Beneficial Ownership       Percent of
Name                           Number of Shares (1)       Class (2)


Donald M. Marks                     494,425                  5.9%
3333 S. Congress Ave.
Suite 401
Delray Beach, FL  33445

James J. Caprio                     372,678                  4.5%
3333 S. Congress Ave.
Suite 401
Delray Beach, FL  33445

Bruce S. Schames                     11,399                  0.1%
3333 S. Congress Ave.
Suite 401
Delray Beach, FL  33445

Officers and Directors as a
  Group (5 persons)               1,596,240                   l8.4%

(1) Does not include shares of Common Stock issuable upon exercise of any options or the Series B Preferred Stock.

(2) Excludes  any shares  issuable  upon the  exercise of any options or
warrants  or  the   conversion   of  any   promissory   notes  or  other
convertible securities. See "Dilution and Comparative Share Data".

                          SELLING SHAREHOLDERS

        This Prospectus relates to:

        1. The sale of 850,000 shares of the Common Stock of Sims Communications, Inc. (the "Company") by owners of shares of the Company's Common Stock. The 850,000 shares were sold by the Company during October 1996 in a private offering at a price of $0.50 per share.

        2. The sale of up to l00,000 shares of common stock issuable upon the exercise of certain Sales Agent's Warrants. The sales agent's Warrants were issued to Texas Capital Securities, Inc. in connection with the Company's October 1996 private offering. Each Warrant entitles the holder to purchase one share of the Company's common Stock at a price of $0.50 per share at any time prior to November 30, 2001.

        3. The sale of up to l00,000 shares of common stock issuable upon the exercise of certain Sales Agent's Warrants. The Sales Agent's Warrants were issued to lst Discount Brokerage, Inc. in connection with the Company's
December 1996 private offering. Each Warrant entitles the holder to purchase one share of the Company's Common Stock at a price of $0.70 per share at any time prior to March 31, 2002.

        4. The sale of up to 100,000 shares of Common Stock which were issued by the Company to Texas Capital Securities, Inc. in September 1996 in consideration for financial consulting services.

        The owners of the Common Stock sold in the Company's September l996 Private Offering, the owners of the stock issued to the financial consultant, and the holders of the Sales Agent's Warrants, to the extent they exercise the Warrants and receive shares of the Company's Common Stock, are referred to as the "Selling Shareholders".

        The names of the Selling Shareholders are:

                                    Shares
                                   Issuable       Shares to        Share
                          Shares    Upon Exer-     be Sold       Ownership
                        Presently    cise of       in This         After
Name                      Owned     Warrants (1)  Offering (1)   Offering

Kenneth Hiniker          50,000                    50,000            --
William M. Goatley       50,000                    50,000            --
Philip S. Mumford        50,000                    50,000            --
H. George Levy           50,000                    50,000            --
P.L. Anderson Jr. Trust  50,000                    50,000            --
Stacey Vaneck            l2,500                    l2,500            --
Pamela Campadonico       l2,500                    l2,500            --
Michael Associates      l25,000                   l25,000            --
James D. Sink           200,000                   200,000            --
Joseph D. McKeown        50,000                    50,000            --
Dr. Lennart Belok       l00,000                   l00,000            --
Barry Bendett            50,000                    50,000            --
Joel Perez               50,000                    50,000            --
Texas Capital
  Securities, Inc.       20,000      25,000        45,000            --
Harbor Financial, Inc.   80,000(2)   42,000 (4)   122,000            --
Thomas Renna                 --      33,000 (3)    33,000            --
lst Discount Brokerage, Inc .--     l00,000       l00,000            --


        Unless otherwise indicated, the shares to be sold by the Selling Shareholders were acquired in connection with the Company's October l996 Private Offering.

(1) Represents shares issuable upon the exercise of the Sales Agent's Warrants. Amounts in table assume all shares which may be acquired upon the exercise of the Sales Agent's Warrants are sold to the public by means of this Prospectus.


2) Texas Capital Securities, Inc. assigned 80,000 shares it received pursuant to its financial consulting agreement to this person.

(3) Texas Capital Securities, Inc. assigned 33,000 of its Sales Agents Warrants to this person.

(4) Texas Capital Securities, Inc. assigned 42,000 of its Sales Agents Warrants to this person.

        Manner of Sale. The shares of Common Stock owned, or which may be acquired, by the Selling Shareholders may be offered and sold by means of this Prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated.

        The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

        The Company has advised the Selling  Shareholders  that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933. The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in such distribution may be subject to Rule 10b-6 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. A "distribution" is defined in Rule 10b-6 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". The Company has also advised the Selling Shareholders that Rule 10b-7 under the 1934 Act prohibits any
"stabilizing   bid"  or  "stabilizing   purchase"  for  the  purpose  of
pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.


        Rule   10b-6   makes  it   unlawful   for  any   person  who  is
participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. If Rule 10b-6 applies to the offer and sale of any of the Shares, then participating broker/dealers will be obligated to cease market-making activities nine business days prior to their participation in the offer and sale of such Shares and may not recommence market-making activities until their participation in the distribution has been completed. If Rule 10b-6 applies to one or more of the principal market-makers in the Company's Common Stock, the market price of such stock could be adversely affected.

                       DESCRIPTION OF SECURITIES

Common Stock

        The Company is authorized to issue  40,000,000  shares of Common
Stock, (the "Common Stock"). Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding Common Stock can elect all directors.

        Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of the Company's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

        Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company. There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable and all of the shares of Common Stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.

Preferred Stock

        The Company is authorized to issue up to 300,000 shares of Preferred Stock. The Company's Articles of Incorporation provide that the Board of Directors has the authority to divide the Preferred Stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the Preferred Stock without shareholder approval, the Preferred Stock could be issued to defend against any attempted takeover of the Company.

        In April 1995, the Company's directors established the Company's Series A Preferred Stock and authorized the issuance of up to 50,000 shares of Series A Preferred Stock as part of this series. Each share of Series A Preferred Stock is entitled to a dividend at the rate of $1.60 per share when, as and if declared by the Board of Directors out of funds legally available or the payment of dividends. Dividends not declared by the Board of Directors do not cumulate. Upon any liquidation or dissolution of the Company, each outstanding share of Series A Preferred Stock is entitled to distribution of $20 per share prior to any distribution to the holders of the Company's Common Stock. Each share of Series A Preferred Stock is entitled to one vote per share and at any time after July 1, 1999 is convertible into 0.8 of a share of the Company's Common Stock. Subsequent to the establishment of the Series A
Preferred Stock, the Company issued 25,250 shares of Series A Preferred Stock to eight persons in consideration for the termination of their franchises with the Company.

        In March 1996, the Company's directors established the Company's Series B Preferred Stock and authorized the issuance of up to 100,000 shares of Series B Preferred Stock as part of this series. Each share of Series B Preferred Stock is entitled to a dividend at the rate of $0.15 per share when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends. Dividends not declared by the Board of Directors do not cumulate. Upon any liquidation or dissolution of the Company, each outstanding share of Series B Preferred Stock is entitled to distribution  of  $1.00  per  share  prior  to any  distribution  to the holders of the Company's Common Stock. Each share of Series B Preferred Stock is entitled to one vote per share and is convertible into one share of the Company's Common Stock. In March 1996 the Company issued 25,000 shares of its Series B Preferred Stock to Melvin Leiner, Donald Marks, James Caprio and Darren Marks (100,000 shares in total) as repayment of loans, each in the amount of $25,000, made by such persons to the Company.

Publicly Traded Warrants

        In connection with the Company's February, 1995 public offering, the Company issued 1,811,250 Series A Warrants and 1,811,250 Series B Warrants. Every five Series A Warrants entitles the holder to purchase one additional share of the Company's Common Stock at a price of $35.00 until February 10, 1998. Every five Series B Warrants entitles the holder to purchase one additional share of the Company's Common Stock at a price of $45.00 until February 10, 1998. The Company, upon 60-days notice, may redeem the Series A or Series B Warrants at a price of $0.05 per Warrant, provided, however, that at the time the Company gives such notice of redemption (1) the Company has in effect a current registration statement covering the shares of Common Stock issuable upon the exercise of the Warrants, (2) in the case of the Series A Warrants, the closing sales price of the Common Stock exceeds $50.00 per share for the twenty (20) consecutive day trading period ending within three days prior to the notice of redemption, and (3) in the case of the Series B Warrants, the closing sale price of the Common Stock exceeds $60.00 per share for the twenty
(20) consecutive day trading period ending within three days prior to the notice of redemption. If the Warrants are called for redemption, all Warrants not exercised within the 60-day period will expire.

        Other provisions of the Warrants are set forth below. This information is subject to the provisions of the Warrant Certificate representing the Warrants.


        1. Holders of the Warrants may sell the Warrants rather than exercise them. However, there can be no assurance that a market will develop or continue as to the Warrants.

        2. Unless exercised within the time provided for exercise, the Warrants will automatically expire.

        3. The exercise price of the Warrants may not be increased during the term of the Warrants, but the exercise price may be decreased at the discretion of the Company's Board of Directors by giving each Warrant holder notice of such decrease. The exercise period for the Warrants may be extended by the Company's Board of Directors giving notice of such extension to each Warrant holder of record.

        4.  There  is  no  minimum   number  of  shares  which  must  be
purchased upon exercise of the Warrants.

        5.  The  holders  of  the  Warrants  in  certain  instances  are protected against dilution of their interests represented by the underlying shares of Common Stock upon the occurrence of stock dividends, stock splits, reclassifications, and mergers.

        6. The holders of the Warrants have no voting power and are not entitled to dividends. In the event of a liquidation, dissolution, or winding up of the Company, holders of the Warrants will not be entitled to participate in the distribution of the Company's assets.

Transfer Agent

        Corporate Stock Transfer, Inc., of Denver, Colorado, is the transfer agent for the Company's Common Stock.

                                EXPERTS

        The consolidated balance sheet of the Company as of June 30, l996 and the Statements of Operations, Shareholders' Equity and Cash Flows for the two years then ended have been included herein in reliance on the report of Ehrhardt Keefe Steiner & Hottman P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing. With respect to the unaudited interim consolidated financial information for the nine months ended March 31, 1996 and 1997, the independent certified public accountants have not audited or reviewed such consolidated financial information and have not expressed an opinion or any other form of assurance with respect to such consolidated financial information.

                               LITIGATION

        The Company's California franchisee has demanded that the Company purchase this franchise, as well as the franchisee's ACDC units, for approximately $1,000,000. The Company is currently negotiating the terms of this acquisition with the franchisee. If the Company and the franchisee cannot reach an agreement as to the acquisition of the franchise, the franchisee has indicated that it intends to file suit against the Company for breach of the franchise agreement. As of June 30, 1996 the Company had a liability of $724,000 for franchise and equipment deposits paid by this franchisee to the Company.

       In  1996   InstaCall   Beheer  B.B.  and  Robert   Herbold  (the
"Plaintiffs") filed a lawsuit against the Company alleging that the Company breached its agreement to provide cellular telephones for use by the Plaintiffs in Europe, and as a result, the Plaintiffs suffered damages of approximately $3,800,000. The Company has denied the allegations of the Plaintiffs.

                            INDEMNIFICATION

        The Company's Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


2531D:1-49





                           Table of Contents


                                                                   Page

Independent Auditors' Report......................................F - 1

Financial Statements

   Consolidated Balance Sheet.....................................F - 2

   Consolidated Statements of Operations..........................F - 3

   Consolidated Statement of Stockholders' Equity.................F - 4

   Consolidated Statements of Cash Flows..........................F - 5

Notes to Consolidated Financial Statements........................F - 6


F - 1




                     INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
SIMS Communications, Inc. and Subsidiaries
Delray Beach, Florida


We have audited the accompanying consolidated balance sheet of SIMS Communications, Inc. and Subsidiaries as of June 30, 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended June 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SIMS Communications, Inc. and Subsidiaries as of June 30, 1996 and the results of their operations and cash flows for the years ended June 30, 1996 and 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company has suffered recurring losses from operations which raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                    Ehrhardt Keefe Steiner & Hottman PC
September 27, 1996
Denver, Colorado

             SIMS COMMUNICATIONS, INC. AND SUBSIDIARIES

           See notes to consolidated financial statements.

                                F - 4
                      Consolidated Balance Sheet
                             June 30, 1996


                                 Assets
Current assets
   Cash and cash equivalents ($250,000                         $322,542
restricted) (Note 5)
   Accounts receivables                                         150,950
   Franchise and other receivables, less
    allowance for doubtful accounts of                          208,582
    $10,000
   Inventories                                                 1,059,637
   Prepaid expenses (Note 4)                                     58,904
   Notes receivable, current portion (Note 3)                   182,637
        Total current assets                                   1,983,252

Property and equipment, net of accumulated                     1,071,851
 depreciation of $321,245

Other assets
   Notes receivable (Note 3)                                    201,363
   Deferred location costs                                       38,100
   Deposits                                                      13,761
   Organization costs, net of accumulated
   amortization                                                   4,045
    of $15,435
        Total other assets                                      257,269

Total assets                                                   $3,312,372

                  Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable                                            $462,498
   Accrued expenses                                             341,733
   Bank line of credit (Note 5)                                 250,000
   Current obligations under capital lease                        6,148
(Note 4)
   Current maturities of long-term debt                         407,666
(Note 6)
   Franchise deposits and customer deposits                     875,263
(Note 12)
        Total current liabilities                              2,343,308

Long-term liabilities
   Long-term debt (Note 6)                                       59,048
   Obligations under capital lease (Note 4)                       2,178
        Total liabilities                                      2,404,534

Commitments and contingencies (Notes 4 and
14)

Stockholders' equity (Note 10)
   Preferred stock, Series A, $.001 par
    value, 300,000 shares authorized, no                             -
    shares issued and outstanding
   Preferred stock, Series B, $.001 par
    value, 100,000 shares authorized, no                             -
    shares issued or outstanding
   Preferred stock subscribed 125,250 shares                    365,000
   Common stock $.0001 par value 40,000,000
    shares authorized, 4,029,908 issued and                         403
    outstanding
   Additional paid-in capital                                  11,060,735
   Accumulated deficit                                         (10,518,300)
        Total stockholders' equity                              907,838

Total liabilities and stockholders' equity                     $3,312,372

                 Consolidated Statements of Operations


                                                     Year  Ended  June 30,
                                                      1996           1995
Revenue
   Rental                                        $ 849,877      $ 197,419
   Activations                                     846,524             -
   Equipment and other                             831,171        353,204
   Franchise and royalty                            80,307        146,286
       Total revenue                             2,607,879        696,909

Cost of sales                                    1,686,188        607,509

Gross profit                                       921,691         89,400

Operating expenses
   General and administrative                    1,518,950      1,604,451
   Depreciation and amortization                   206,581         74,747
   Selling expenses                                982,130        537,698
   Stock based compensation                      1,765,000         20,000
   Research and development                        134,470         89,398
       Total expenses                            4,607,131      2,326,294

Operating loss                                   (3,685,440)    (2,236,894)

Other income (expense)
   Interest expense                                (65,221)      (253,057)
   Interest income                                  27,155         38,839
                                                   (38,066)      (214,218)
Loss before income taxes                         (3,723,506)    (2,451,112)

Income tax expense (Note 7)                             -             -

Net loss                                         $(3,723,506)   $(2,451,112)

Net loss per common share                        $     (1.56)    $    (1.43)

Weighted  average  common shares  outstanding      2,384,055        1,716,581
(Note 11)

            Consolidated Statements of Stockholders' Equity
                  Years Ended June 30, 1996 and 1995


                             Subscribed Preferred Stock           Common Stock
                                Subscribed                           Number of
                                Number of               Number of     Shares
                                 Shares    Amount     Shares    Subscribed
                                                        (Note 11)
Balance June 30, 1994                   -    $    -         4,334,512    96,591

Issuance of stock upon stock split
 of 3 for 2 and 2 for 1 (Note 11)       -         -         8,669,024   193,182

Issuance of common stock as a           -         -              -       54,330
 valuation guarantee (Note 10)

Issuance of common stock for cash
 (ranging from $.27 to $.83 per         -         -         2,852,741       -
 share)

Stock issued as inducement to
 noteholders ranging from ($.67 to      -         -            91,170       -
 $1 per share) (Note 10)

Issuance of common stock upon
 conversion of debt and interest        -         -           274,660       -
 ($.67 per share) (Note 10)

Issuance of common stock in
 conjunction with Initial Public
 Offering ($1.75 per share) less        -         -         3,622,500       -
 offering costs of $1,099,938
 (Note 10)

Issuance of subscribed common stock     -         -           344,103  (344,103)

Amortization of noteholder stock        -         -                -        -
inducements

Preferred stock - subscribed        24,250    245,000              -        -
(Note 10)

Net loss for the year                   -        -               -       -

Balance June 30, 1995               24,250   245,000        20,188,710      -

Adjustment of stock upon reserve
stock split of 1 for 10(Note 11)        -         -        (18,169,780)     -

Issuance  of  common  stock for cash
 (ranging  from  $.75 to  $1.88  per    -         -             50,928      -
 share)

Issuance   of  common   stock   upon
 conversion  of officer notes           -         -            175,110      -
 payable ($2.07 per share) (Note 10)

Issuance   of   common   stock   for
 services    ($1.00    per    share)    -         -          1,365,000      -
 (Note 10)

Issuance   of  common   stock   upon
 conversion    of   officer    notes    -         -            419,940      -
 payable ($.50 per share) (Note 10)

Officer   notes   payable   forgiven    -         -               -         -
(Note 10)

Accrued officer salaries forgiven       -         -               -          -
 (Note 10)

Preferred  stock - subscribed
(Note  10)                           101,000    120,000           -          -

Dividends paid on preferred stock       -         -               -          -

Net loss for the year                   -        -                -          -

Balance - June 30, 1996              125,250   $365,000      4,029,908       -









                       Additional         Stock Issued
                 Paid-in            for Future     Accumulated
   Amount        Capital            Interest         Deficit         Total


 $    433       $2,168,916          $(84,366)      $(4,335,482     $(2,250,499)


      867             (867)                -                 -               -

        -                -                 -                 -               -


      285          895,820                 -                 -         896,105


        9           62,017                 -                 -          62,026


       28          182,623                 -                 -         182,651



      362         5,239,075                -                 -       5,239,437

       34               (34)               -                 -               -

        -                 -           84,366                 -          84,366

        -                 -                -                 -         245,000

        -                -               -       (2,451,112)     (2,451,112)

    2,018         8,547,550                -        (6,786,594)      2,007,974


   (1,816)            1,816                -                 -              -


        5            50,301                -                 -         50,306


       18           361,982                -                 -        362,000


      136         1,364,864                -                 -      1,365,000


       42           209,928                -                 -        209,970

       -            124,294                -                 -        124,294

       -            400,000                -                 -        400,000

       -                  -                -                 -        120,000

       -                  -                -            (8,200)       (8,200)

       -                  -                -        (3,723,506)   (3,723,506)

 $    403        $11,060,73$               -       (10,518,300)     $907,838


                SIMS COMMUNICATIONS, INC. AND SUBSIDIARIES

               See notes to consolidated financial statements.

                                    F - 5
                    Consolidated Statements of Cash Flows


                                                            June 30,
                                                       1996          1995
Cash flows from operating activities
   Net (loss)                                    $(3,723,506)  $(2,451,112)
   Adjustments to reconcile net loss to net
    cash used in operating activities
    Depreciation                                     205,021        73,187
    Amortization                                       1,560         3,912
    Gross profit on sales of equipment to
     officers in settlement of advances             (284,060)           -
     payable (Note 8)
    Stock issued for services                      1,765,000            -
    Changes in assets and liabilities
      Inventories                                    (80,724)     (780,031)
      Accounts and other receivables                (304,171)       (3,153)
      Prepaid expenses                                 4,149        96,828
      Accounts payable                               350,330      (445,703)
      Accrued expenses                               303,383      (204,018)
      Franchise deposits and customer                (96,186)     (225,089)
deposits
                                                   1,864,302    (1,484,067)
        Net cash used in operating activities    (1,859,204)    (3,935,179)

Cash flows from investing activities
   Note receivable                                 (234,000)      (150,000)
   Capital expenditures                             (52,000)        (8,247)
   Change in other assets                            24,292         56,540
        Net cash used in investing activities      (261,708)      (101,707)

Cash flows from financing activities
   Proceeds from issuance of long-term debt         160,348        715,000
   Proceeds (payments to) from officer            1,146,264        (64,841)
advances
   Payments under capital lease obligation           (7,440)        (4,776)
   Proceeds from issuance of common stock            50,306       6,197,568
   Payments on long-term debt                       (57,909)     (1,940,000)
   Dividends paid                                    (8,200)           -
        Net cash provided by financing             1,283,369      4,902,951
activities

Net (decrease) increase in cash                     (837,543)       866,065

Cash at beginning of year                          1,160,085        294,020

Cash at end of year                                 $322,542      $1,160,085

Supplemental disclosure of cash flows information
     Cash paid during the year for interest was $57,311 (1996) and $315,674
(1995).

Non-cash investing and financing activities
     During the fiscal year ended June 30, 1996 and 1995, the Company transferred $517,017 and $569,100 of ACDC units, respectively, from inventory to property, plant, and equipment as these units represented company owned locations.

     During the fiscal year ended June 30, 1996 and 1995, the Company bought back franchisees upon the issuance of preferred stock (Note 10).

     During the fiscal year ended June 30, 1996 and 1995, the Company converted accrued officer salaries, officer advances payable, debt and accrued interest to common and preferred stock (Note 10).

     During the fiscal  year ended June 30,  1996,  the  Company  bought back
     franchisees  by  entering  into  debt  obligations   totaling  $147,000.
     $147,000 of inventory and other assets were received by the Company.

     During the fiscal year ended June 30, 1996, the Company had a 1 for 10 reverse stock split.

                 SIMS COMMUNICATIONS, INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements


                                   F - 17

Note 1 - Organization and Significant Accounting Policies

Organization

SIMS COMMUNICATIONS Inc. and Subsidiaries (the Company) was incorporated in the State of Delaware on August 15, 1991. The Company was formed as a communication equipment company.

Principles of Consolidation

The consolidated financial statements includes the accounts of SIMS COMMUNICATIONS, Inc. and its wholly owned subsidiaries SIMS Franchise Group Inc., Cellex Communications Inc., and SIMS Communications International, Inc. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that such estimates have been based on reasonable assumptions and that such estimates are adequate, however, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories

Inventories consists primarily of automated cellular distribution centers (ACDC's), cellular phones and other communications equipment and are recorded at the lower of cost or market determined by the first-in, first-out method.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives (5 to 7 years), utilizing the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred.



Note 1 - Organization and Significant Accounting Policies (continued)

Organization Costs

Organization costs have been capitalized and are being amortized using the straight-line method over a five year period.

Net loss Per Common Share

Net loss per common share is based upon the weighted average number of common shares outstanding during each of the respective periods (Note 11). Common shares issuable upon the exercise of convertible notes and common stock equivalents are excluded from the weighted average number of shares since the effect is anti-dilutive.

Deferred Location Costs

Deferred location costs relate to costs associated with the buy back of certain franchisees (Note 10). These costs are amortized over five years.

Revenue Recognition

Rental revenue is recognized upon the completion of the customer phone rental. Activation revenue is recognized upon the activation of the customers cellular account with the appropriate carrier. Revenues from the sale of the Automated Cellular Distribution Center (ACDC) and other equipment are recognized upon delivery.

Royalty Fees

Royalties as allowed by the franchise agreement are accrued on a percentage of gross sales, as defined, as reported by franchisees and are included in accounts receivable.

Research and Development

Research and development costs consist primarily of costs related to the conceptual formation, design, tooling and development of prototypes and are expensed as incurred.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments. The
Company places its cash investments with high credit quality financial institutions and, by policy limits the amount of credit exposure to any one institution. The Company does, however, on occasion exceed the Federal Deposit Insurance Corporation federally insured limits and at June 30, 1996 exceeded that amount by approximately $209,000.

Note 1 - Organization and Significant Accounting Policies (continued)

Reclassifications

Certain accounts in the June 30, 1995 financial statements have been reclassified to conform to the June 30, 1996 presentation.


Note 2 - Continued Operations

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. In prior years, the Company had been in the development stage and did not begin earning significant revenues until the middle of fiscal year end 1994. During the year ended June 30, 1996, the Company continued to suffer recurring losses from operations in excess of $3,700,000, resulting in an accumulated deficit of approximately $10,518,000. During the fiscal year ended June 30, 1995, the Company did complete an initial public offering. However, cash flows from operations may not be sufficient to meet the future obligations of the Company. Management is in the process of effecting a private placement of the Company's common stock (Note 15).


Note 3 - Note Receivable

The Company made advances to and entered into a joint venture agreement with Commonwealth Group International, Inc. and Frederick C. Sayle. The note receivable bears interest at a rate of 10% per annum, with principal and interest payable by September 1, 1996. Additionally, the Company is entitled to 16.7% of the gross revenues from agreements with Commonwealth Group International, Inc. which include cable television and cellular communications licenses owned by CGI-UKRAINE Ltd and ASWEST, Commonwealth Group International, Inc. joint venture partners.

The Company sold equipment to a customer for a total sales price of $ 384,000. $ 150,000 of the sales price was payable at the time of the sale or no later than six months from the date of the sale. The remaining $
234,000 is payable under the terms of a note receivable which bears interest at 8.5%. Principal and interest is payable in monthly installments of approximately $ 4,773 through August, 2001.



Note 4 - Commitments and Contingencies

Capital Leases

The Company leases various office equipment which is accounted for as capitalized leases. The following is a schedule of future minimum capital lease payments together with the net present value of the minimum lease obligation as of June 30, 1996.

       Year Ending June 30,

            1997                                   $7,438
            1998                                    2,526
            Total                                   9,964
            Less interest                          (1,638)

                                                   $8,326

The assets recorded under capital leases are as follows:

       Furniture and fixtures                      $57,740
       Less accumulated amortization               (28,152)

                                                   $29,588

Amortization expense for equipment under capital lease was $7,780 and $8,248 for the years ended June 30, 1996 and 1995, respectively.

Operating Leases

The Company leases its facilities under a noncancelable operating lease with a term of 5 years. The minimum annual rent will increase each year by an amount based in the Consumer Price Index. The Company is also responsible for paying its portion of the common area maintenance, real estate taxes and insurance expenses. Additionally, the Company also leases various office equipment under noncancelable operating leases with terms up to 4 years. Rental expense for the years ended June 30, 1996 and 1995 was $106,705 and $89,185, respectively.

Future minimum lease commitments at June 30, 1996 are as follows:

       Year Ending June 30,

            1997                                  $93,762
            1998                                   60,487
            1999                                    2,227

            Total  minimum   lease   payments     $156,476
required

Note 4 - Commitments and Contingencies (continued)

Employment Agreements

The Company has entered into three year employment agreements with their four officers commencing November 1, 1994. Each officer is entitled to a first year salary of $105,000, increasing to $120,000 in the second year and $150,000 during the third year. Each officer is granted options to purchase 10,000 shares of the Company's common stock pursuant to the
Incentive Stock Option Plan and additional options to purchase 10,000 shares not pursuant to any plans. Additionally, each officer is entitled to receive an incentive bonus computed based upon annual Company revenues from operations and is entitled to other benefits, including an automobile allowance. Effective October 1995, the officers salaries and bonuses pursuant to the terms of the employment agreements have been waived indefinitely.

Royalty Agreement

The Company has entered into an agreement with Telemac, Inc., the developer of the software for real time billing. This agreement provides for the Company to pay Telemac 7% of gross receipts based on cellular telephone rentals.

Additionally, the Company has an agreement with an individual requiring payments based upon the net profits of Cellex Communications, Inc.
(Cellex). 20% of Cellex's net profits are to be remitted to this individual pursuant to the terms of the agreement. As of June 30, 1996, Cellex has not posted a net profit to date, however, advances on future payments have been made. These advances amount to $ 8,200 and are included in prepaid assets.


Note 5 - Bank Line of Credit

The Company maintains a secured revolving line-of-credit with a bank with a limit of $250,000. The balance at June 30, 1996 was $250,000. The line-of-credit is secured by a restricted certificate of deposit with a balance at June 30, 1996 of $252,988. The line-of-credit bears interest at 5.65% payable monthly. The line-of-credit expires June 7, 1997.



Note 6 - Notes Payable
                                                               June 30,
                                                                 1996

Promissory   note  payable  at  10%  interest
 payable  monthly  commencing  September  15,
 1995.  Balance  of  principal  is payable in
 full  by  March  26,  1997.   As  additional
 consideration,  the  Company  agrees  to pay
 the  note   holder   7.5%  of  all   profits
 received  through the  Company's  agreements                  $310,348
 with Commonwealth Group International,  Inc.
 (Note 3).

9.0%  Note  payable  -  bank,  principal  and
 interest payable in monthly  installments of
 $3,157 through January 1997.                                    21,484
 Collateralized by equipment.

8.5%  Note  payable -  individual,  principal
 and    interest     payable    in    monthly
 installments of $5,500 through April 1997.                      52,341

Non   interest   bearing   note   payable   -
 individual,  principal  payable  in  monthly                    70,500
 installments of $1,500 through June 2000.

11%  Note  payable  -  bank,   principal  and
 interest payable in monthly  installments of
 $541 through  June 14, 1998.  Collateralized                    12,041
 by equipment.
                                                                466,714
Less current maturities                                        (407,666)

Total                                                          $ 59,048

Principal payment on notes payable subsequent to June 30, 1996 are as follows:

           Year Ending June 30,

                 1997                             $407,666
                 1998                              18,000
                 1999                              16,500
                 2000                              24,548

                                                  $466,714


Note 7 - Income Taxes

Deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

The principal temporary differences that will result in deferred tax assets and liabilities are certain expenses and losses accrued for financial reporting purposes not deductible for tax purposes until paid, depreciation for tax purposes in excess of depreciation for financial reporting purposes and the deferral of franchise costs and franchise sales revenues for financial reporting purposes which are recognized for tax purposes in the period paid. The effect of the differences outlined above generated a long-term deferred tax asset that is fully impaired because of a lack of profitable operating history. The fully impaired asset, computed at a 34 percent tax rate at June 30, 1996 was approximately $3,136,817. Accordingly, there is no net deferred tax asset reflected in the accompanying consolidated financial statements.

The components of the provision for income tax (benefit) expense for the years ended June 30, 1996 and 1995 are as follows:
                                                       Years Ended
                                                         June 30,

                                                     1996          1995


Current                                          $     -       $    -

Deferred                                               -            -

                                                 $     -      $     -

The differences between the federal income tax rate and the effective income tax rate as reflected in the accompanying statements of operations are:
                                                          Year Ended
                                                           June 30,

                                                     1996          1995


Statutory federal income tax rate (benefit)          (34.0)%       (34.0)%
Valuation allowance for net operating loss            34.0          34.0

Effective tax rate (benefit)                           -%            -%



Note 7 - Income Taxes (continued)

The deferred tax asset consists of the following:
                                                                  June 30,
                                                                    1996


      Total long-term deferred tax asset                        $3,576,222
      Valuation allowance                                       (3,576,222)

                                                                $     -

At June 30, 1996, the Company has approximately $10,540,000 of net operating loss carryforwards for income tax reporting purposes which expire in 2007 through 2011. During 1995, there was a change in ownership due to the initial public offering, which could restrict the utilization of net operating loss carryforwards in the future.


Note 8 - Related Party

Sales

During the year ended June 30, 1996, the Company sold equipment and other technology to Lonestar, Inc., an entity owned entirely by the officers of the Company. The sales price was $350,000 and was used to satisfy $350,000 of officer advances payable


Note 9 - Stock Option and Bonus Plans

The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan. A summary description of each Plan follows.

Incentive Stock Option Plan

The Incentive Stock Option Plan authorizes the issuance of up to 1,500,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. It became effective on April 15, 1993 and will remain in effect until April 15, 2001 unless terminated earlier by action of the Board. Only officers, directors and key employees of the Company may be granted options pursuant to the Incentive Stock Option Plan.

Note 9 - Stock Option and Bonus Plans (continued)

Incentive Stock Option Plan (continued)

The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

Options may not be exercised until one year following the date of grant. Options granted to an employee then owning more than 10% of the Common Stock of the Company may not be exercisable by its terms after five years from the date of grant.

The purchase price per share of Common Stock purchasable under an option is determined by a committee but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning the Company's stock which represents more than 10% of the total combined voting power of all classes of stock).

Non-Qualified Stock Option Plan

The Non-Qualified stock Option Plan authorizes the issuance of up to 1,500,000 shares of the Company's Common Stock to persons that exercise options granted pursuant to the Plan. It became effective April 15, 1993 and will remain in effect until April 15, 2001 unless terminated earlier by the Board of Directors. The Company's employees, directors, officers, consultants or advisors are eligible to be granted options pursuant to this Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer of sale of securities in a capital-raising transaction. The option exercise price is determined by a Committee but cannot be less than the market price of the Company's Common Stock on the date the option is granted.

The Company has the following stock options outstanding at June 30, 1996.

  Options          Exercise     Expiration     Currently
Outstanding          Price         Date       Exercisable


   90,000           $5.50         1999          90,000
   90,000            6.50         1999          90,000

  180,000                                      180,000



Note 9 - Stock Option and Bonus Plans (continued)

Non-Qualified Stock Option Plan (continued)

                                                   Number of     Price Per
                                                     Shares        Shares

Options outstanding June 30, 1995                  180,000     $5.50-6.50
     Granted                                           -            -

Options outstanding June 30, 1996                  180,000     $5.50-6.50

Stock Bonus Plan

Up to 3,000,000 shares of Common Stock may be granted under the Stock Bonus Plan. Such shares may consist, in whole or in part, of authorized but unissued shares, or treasury shares. Under the Stock Bonus Plan, the Company's employees, directors, officers, consultants and advisors are eligible to receive a grant of the Company's shares; provided, however, that bona fide services must be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.


Note 10 - Stockholders' Equity

During the fiscal year ended June 30, 1995, the Company had a successful public offering for 1,811,250 units, with each unit consisting of one share of common stock, one Series A Warrant and one Series B Warrant. The Series A Warrants entitle the holder to purchase one share of Common Stock at $70.00 per share for three years. The Series B Warrants entitle the holder to purchase one share of Common Stock for $90.00 for three years. Proceeds to the Company amounted to $5,239,437, net of offering costs of $1,099,938.

In addition, in 1995 the Company converted $145,000 of debt and $37,651 of accrued interest into 274,660 shares of common stock at $.67 per share.

In 1995, the Company issued 91,170 shares of the Company's common stock for $.67 to $1.00 per share for a total of $62,026 as inducements to various individuals to provide loans to the Company. As the underlying notes matured or were paid off prior to June 30, 1995, the $62,026 was recorded as interest expense.

In 1995, the Company determined that an additional 54,330 shares of the Company's common stock would need to be to be issued to three individuals pursuant to valuation guarantees relating to the initial public offering.

Note 10 - Stockholders' Equity (continued)

In 1995, the Company agreed to issue 24,250 shares of Series A, $.001 par value convertible, 8% preferred stock in conjunction with the repurchase of certain franchises valued at $245,000. At any time after July 1, 1999, each share of the Series A preferred stock can be converted into .8 shares of the Company's common stock.

In 1996,  the  Company  agreed  to issue an  additional  1,000  shares of the
Series  A  preferred   stock  as  payment  for  the   repurchase  of  certain
franchises valued at  $ 20,000.

In 1996, the Company converted $ 362,000 of officer advances payable into 175,110 shares of the Company's common stock at $ 2.07 per share.

In 1996, the Company issued 1,365,000 shares of the Company's common stock at $1 per share for a total of $ 1,365,000 as compensation for services from officers and other employees.

In 1996,  the  Company  agreed  to issue  100,000  shares  of $.001 par value
Series B convertible preferred stock as repayment of certain officer advances payable valued at $ 100,000. Each share of the Series B preferred stock can be converted into one share of the Company's common stock at the option of the holder.

In 1996, the Company issued 419,940 shares of its common stock in repayment of loans of $209,970 from certain officers.

In 1996, certain officers of the Company forgave $124,294 of officer advances payable and $400,000 of accrued salaries. For financial statement purposes this amount has been treated as a contribution to capital.


Note 11 - Stock Splits

The Company in October 1994 declared a 3 for 2 stock split, in June 1995 declared a 2 for 1 stock split, and in March 1996 declared a 1 for 10 reverse stock split. Accordingly, all weighted average share, per share and option information throughout the consolidated financial statements has been restated to reflect these splits.


Note 12 - Significant Customers

As of June 30, 1996, One individual accounted for $ 50,000 (62%) of franchise and royalty revenue. One Corporation accounted for $ 384,000 (46%) of equipment and other revenue. Another franchisee and stockholder accounts for $ 724,264 (83%) of the franchise and customer deposits.



Note 12 - Significant Customers (continued)

As of June 30, 1995, one franchisee accounted for $24,500 (54%) of franchise revenue and $125,800 (46%) of equipment and other revenue. Another franchisee and stockholder accounts for $727,750 (71%) of the franchise and customer deposits.


Note 13 - Business Segments

The Company's principal operations are in the cellular technology industry. In prior years, the Company also generated significant revenues from the franchising of cellular related technology. However, the Company changed their business focus, therefore, franchising no longer generates significant revenues or losses. The Company still is involved in minimal franchising activities, however, franchising is no longer considered a significant segment and does not require separate disclosures.


Note 14 - Litigation

A matter is pending in state court in Palm Beach County, Florida, whereby the plaintiff seeks damages in excess of $3,800,000 for breach of agreement. The Company has filed an Answer and Affirmative Defenses denying the claims and intends to continue to vigorously defend themselves against these claims. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Additionally,  a franchisee  has  demanded  that the Company  repurchase  his franchises for approximately $1,000,000 or a suit for breach of the franchise agreement will be filed. The Company is currently negotiating a settlement and has approximately $770,000 accrued relating to this obligation.


Note 15 - Subsequent Events

Private Placement

In September 1996, the Company offered, in a private placement, 800,000 shares of Company stock at $.50 per share. The placement is limited to accredited individual investors with a minimum investment of $25,000.




SIMS COMMUNICATIONS INC AND SUBSIDIARIES
   CONSOLIDATED BALANCE SHEETS
                                                    MARCH 31,      JUNE 30,
                                                     1997          1996
                             ASSETS               (Unaudited)    (Audited)
CURRENT ASSETS
  Cash and cash                                      $273,469    $322,542
equivalents
  Accounts & Other Receivables, net of $10,000        940,859     359,532
allowance
                                                    1,170,133   1,059,637
Inventories
  Prepaid expenses                                     34,529      58,904
  Notes Receivable, current                           220,205     182,637
portion

                                                 ------------ -----------
            Total Current                           2,639,195   1,983,252
            Assets

PROPERTY AND EQUIPMENT,
  Property & Equipment                              1,602,648   1,393,096
  Less Accumulated                                    479,051     321,245
Depreciation

                                                 ------------ -----------
  Net Property &                                    1,123,597   1,071,851
Equipment

OTHER ASSETS
 Notes receivables                                    577,199     201,363
 Minority Investment                                  200,000
(Note 4)                                                           ----
  Deferred location                                    48,204      38,100
costs
  Deposits                                             14,016      13,761
  Patents-net (Note 5)                                472,117
                                                                    ----
  Organization Costs -net and Other                     1,111       4,045
Assets

                                                 ------------   -----------
            Total Other Assets                      1,312,647     257,269

                                                 ------------   -----------
            Total                                  $5,075,439   $3,312,372
            Assets

                                                 ==========     =========


                                                  MARCH 31,      JUNE 30,
                                                    1997           1996
                                                  (Unaudited)   (Audited)

            LIABILITIES AND STOCKHOLDERS'
            EQUITY
CURRENT LIABILITIES
  Accounts payable and                               $868,436   $804,231
accrued expenses
  Bank line of credit                                 250,000    250,000
  Current obligations under                             2,308      6,148
capital lease
  Current maturities of long term                     581,340    407,666
debt  (Note 2)
  Loans from                                           60,569
stockholders/officers                                              ----
  Franchise deposits and customer                     838,180    875,263
deposits

                                                 ------------------------
            Total Current                           2,600,833  2,343,308
            Liabilities

LONG TERM LIABILITIES
 Long term debt (Note                                  76,299     59,048
2)
 Obligations under                                                 2,178
capital leases                                       ----

                                                 ------------  -----------
            Total Long Term                            76,299     61,226
            Liabilities

                                                 ------------------------
            Total                                   2,677,132  2,404,534
            Liabilities

STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock Series A & B $.001 par value,
300,000 &                                            ----        ----
    100,000 shares  authorized,  no shares
issued or outstanding.
  Preferred stock subscribed,  124,250                365,000    365,000
shares
  Common stock  $.0001 par value 40,000,000               809        403
shares authorized:
   8,089,495 shares issued and outstanding
March 1997 and
   4,029,908 shares June 1996
(Note 3)
   Additional Paid In                              13,502,443  11,060,735
Capital
   Accumulated Deficit                           (11,469,945)  (10,518,300)

                                                 ------------------------
              Total Stockholders Equity             2,398,307    907,838

                                                 -----------------------
  Total Liabilities and Stockholders'              $5,075,439  $3,312,372
Equity

                                                 ==========   =========
   See notes to consolidated financial
              statements




SIMS COMMUNICATIONS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Nine Months Ended March 31,
1997 and 1996

(Unaudited)
                                  Three                    Nine
                              Months Ended             Months Ended

                                March 3l,                March  3l,
                            1997       1996             1997     1996

Revenues
 Equipment & Other         $42,979   $394,600        $531,886   $462,269
                           374,010    321,765       1,388,257    358,299
Activations
 Rental                    187,175    344,901         755,875    550,669
 Calling Card & Long        65,349        ---         225,060        ---
Distance
 License Fee Income        500,000        ---         500,000        ---

                         --------- ----------       ---------  ---------
   Total Revenues        1,169,513  1,061,266       3,401,078  1,371,237

Cost of                    414,180    438,286       1,922,511    664,546
Sales

                          --------  ---------      ----------  ----------
         Gross Profit      755,333    622,980       1,478,567    706,691

Operating Expenses
General & Administrative   394,739    344,025       1,008,120  1,267,364
Depreciation and            62,008     53,857         170,000    144,110
Amortization
Interest-net                 4,690      6,157          29,613     25,278
Selling & Marketing        266,961    326,283         812,724    622,141
Stock Based                  -----      -----         381,393      -----
Compensation/Services
Research & Development       1,294     13,777          28,362    113,458

                              ---------------------   --------------------
     Total Operating       729,692    744,099       2,430,212  2,172,351
            Expenses


                              ---------------------   --------------------
Income /(Loss) Before      $25,641  ($121,119)     ($951,645) ($1,465,660)
  Income Taxes

                              --------------------    ---------------------
Income Tax Expense                -         -             -        -

                              ---------------------   ---------------------
       Net Income/(Loss)   $25,641 ($121,119)      ($951,645) ($1,465,660)

                          ========  =========        ========    =========
Preferred Stock                 $0         $0              $0      $8,200
Dividends

Net Income/(Loss) Per Common $0.00    ($0.05)          ($0.19)     ($0.71)
Share

                         ========= ==========         ========    ========
Weighted Average Common
Shares Outstanding       7,710,210  2,205,451        5,097,239   2,069,154

                          ========  =========          =======     ========


SIMS COMMUNICATIONS INC. AND SUBSIDIARIES
   CONSOLIDATED STATEMENTS OF CASH FLOWS
   FOR THE NINE  MONTHS ENDING MARCH 31, 1997 AND
1996

(Unaudited)
                                                           March 3l,
CASH FLOWS FROM OPERATING ACTIVITIES                    1997           1996
Net (loss)                                          ($951,645)    ($1,465,660)
Adjustments to reconcile net loss to net
cash used
     in operating
activities:
     Depreciation &                                   170,000         144,110
     Amortization
Stock issued for                                      381,393             ---
services
Changes in assets and
liabilities:
     Inventories                                      197,930           1,453
     Accounts and other                              (547,519)       (118,202)
     receivables
     Prepaid                                             (625)        (70,292)
     Expenses
     Accounts payable and accrued                    (234,318)        388,833
     expenses
     Franchise  and customer                          (37,083)        (46,187)
     deposits
     Deposits                                            (255)         (2,469)
     Deferred location                                (10,104)         (3,200)
     costs

                                                     --------   --------------
NET CASH FROM (USED IN) OPERATING                  (1,032,226      (1,171,614)
ACTIVITIES

CASH FLOWS FROM INVESTING ACTIVITIES
     Capital                                         (44,120)        (451,785)
     expenditures
     Net cash received from acquisition                2,737              ---
     (Note 5)
     Net cash used for                               (48,660)             ---
     acquisition
     Notes                                          (413,404)             ---
      receivable
     Change in other assets                             (812)             ---



                                                     --------      ----------
     NET CASH (USED IN) INVESTING                   (504,259)       (451,785)
     ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from                                   422,500         286,137
     issuance of debt
     Payments on                                   (264,020)         (31,375)
     debts
     Loans from                                      60,569           45,462
     officers
     Proceeds from issuance of                     1,274,381         383,500
     common stock
     Proceeds from issuance of                                       100,000
     preferred stock
     Payment of preferred stock                          ---         (8,200)
     dividends
     Payments of obligation under                    (6,018)         (5,331)
     capital lease

                                                     -------   --------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES     1,487,412        770,193

                                                     -------  --------------
     NET INCREASE (DECREASE) IN                     (49,073)       (853,206)
     CASH

     CASH AT BEGINNING OF PERIOD                    322,542       1,160,085

                                                     ----------------------
     CASH AT END OF PERIOD                          273,469         306,879
                                                      =======  =======
     SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
     INFORMATION
     Cash paid during the 9  months  for            $49,670         $35,913
     interest
     Cash paid during the  9  months for                 $0              $0
     income taxes
     Acquisitions were made for common stock-
     (Notes 4 & 5)

          See notes to consolidated
     financial statements

SIMS COMMUNICATIONS INC. AND SUBSIDIARIES
   CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
   FOR THE  9  MONTHS ENDING MARCH
31, 1997

(UNAUDITED)

                   PREFERRED STOCK SUBSCRIBED               COMMON STOCK

                NUMBER OF         NUMBER OF          NUMBER OF          PAID IN
                 SHARES   AMOUNT  SHARES    AMOUNT    SHARES   AMOUNT   CAPITAL
Balance -
June 30,        25,250  $265,000  100,000  $100,000  4,029,908 $403  $11,060,735
1996


Net loss -
9 months ended
March 31, 1997

Common stock
 issued for                                           400,000    40     199,960
investment
Smartphone (Note
4)

Common stock issued for                               674,157    67     586,273
investment
Link Technologies
(Note 5)

Issuance of Common                                    200,000    20     155,873
Stock
for
Services

Issuance of Common                                  2,785,430   279   1,499,602
Stock
for Cash (Ranging
from $.50
to $.70 per share, net of
 $165,439 expenses

                                ---------------   ----------------
             -------------      -------------     ------------------------
Balance -
March  31,       25,250  $265,000  100,000  $100,000 8,089,495 $809 $13,502,443
1997
                 =======  ======    ======   =======  =====   ===









 ACCUMULATED
   DEFICIT                         TOTAL

($10,518,300)                    $907,838


    (951,645)                    (951,645)


                                  200,000


                                  586,340


                                  155,893


                                1,499,881





-------------                 -----------
($11,469,945)                  $2,398,307
  =========                        ======


                         SIMS COMMUNICATIONS INC. AND SUBSIDIARIES
                          Notes to Consolidated Financial Statements


Note 1 - Organization and Significant Accounting Policies

Organization

Sims Communications Inc. and Subsidiaries (the Company) was incorporated in the
 State of Delaware on August 1, 1991 as a communication company.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ended June 30, 1997. For further information, refer to the consolidated financial statements and footnotes included in the Company's June 30, 1996 financial statements which are included elsewhere in this prospectus.

Principles of Consolidation

The consolidated financial statements includes the accounts of Sims Communica-tions Inc. and its wholly owned subsidiaries Sims Franchise Group, Inc., Cellex
 Communications, Inc., Sims Communications International, Inc. and Link Techno-
logies Inc. (Note 5)   All intercompany balances and transactions have been
eliminated in consolidation. The 10% minority investment in Smartphone is accounted for under the cost method.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity date of three months or less to be cash equivalents.

Inventories

Inventories consists primarily of automated cellular distribution centers (ACDC's), cellular phones, other communication equipment and Link Technologies debit and calling card vending machines and equipment and POS materials (Note
5). This is recorded at the lower of cost or market determined by the first-in, first out method.

Property and Equipment

Property and equipment are recorded and depreciated over their estimated useful lives (5-7 years), utilizing the straight-line method. Expenditures for maintenance and repairs are charged to expense as incurred.

Organization Costs

Organization costs have been capitalized and are being amortized using the straight-line method over a five year period.


Net Gain/(Loss) Per Common Share

Gain/(Loss) per common share is based on the weighted average number of common shares outstanding during each of the respective periods. Common shares issu-able upon exercise of the convertible preferred stock and common stock equiva-lents are excluded from the weighted average number of shares since the effect is dilutive.

Deferred Location Costs

Deferred location costs relate to expenses associated with the buyback of certain franchises. These costs are amortized over five years.

Revenue Recognition

Rental revenue is recognized upon the completion of the customer phone rental.
 Activation revenue is recognized upon the activation of the customers cellular account with the appropriate carrier. Revenues from the sale of the Automated Cellular Distribution Center (ACDC) and other equipment are recognized upon delivery.

Research and Development

Research and development costs consist primarily of costs related to the concep-tional formation, design, tooling and development of prototypes and are expensed as incurred.

Patents

The patents acquired by the Link acquisition will be amortized based on the expected useful life.


Note 2- Notes and Loans
Payable                                                           March 31,1997
Promissory note  payable at 10% interest  payable
monthly, commencing  Sept. 15, 1995.  Balance of principal
 is payable in full on September 30, 1997.  As additional
consideration, the Company agrees to pay the note holder
15.5% of all profits received through the Company's
 agreements with Commonwealth Group International.
                                                                   $310,348

Note payable -  principal and 11% interest payable in
monthly installments of $541 through June 14, 1998.
Collateralized by
equipment.                                                           7,761

Notes payable,  due Sept.  1997  principal
payable at  maturity (or convertible to common stock),
8% interest.
                                                                   162,500

Note payable - $5,000 principal plus interest (prime +1%),
payable monthly through October
1998                                                                95,000

Note payable - principal and 7% interest, payable in monthly
installments of $2,000.                                             26,530

Note payable -  principal (non interest bearing) payable in
monthly installments of $1,500 through June  2000.                  55,500

                                                                   657,639

                               Less: Current Maturities           (581,340)
                                      Total  Long Term            $ 76,299


Note 3 - Continuing Operations and Subsequent Transactions

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and liquidation of liabili-ties in the ordinary course of business. In prior years, the Company had been in the development state and did not begin earning significant revenues until the middle of fiscal year ended 1994. During the years ending June 1995 and June 1996 and continuing through the six months ended Dec. 1996, the Company continued to suffer recurring losses from operations. During the fiscal year ended June 30, 1995, the Company completed an initial public offering for
 $5.2 million. Currently, management has sold, at private placements, 2,445,430 shares of common stock for $ 1,471,800 from October 1996 through March 1997. However, cash flows, from operations may not be sufficient to meet future obligations of the company.

Note 4-Investment in Non Consolidated Subsidiary

In September 1996, the company acquired a 10% minority investment in Smartphone, Inc. (a company that sells a debit cellular telephone) from Sims management at their original cost basis. This was effected by the issuance of 400,000 shares of common stock .This investment is recorded under the cost method.


Note 5-Acquisition of Link Technologies  Inc. and Subsidiaries

At December 31, 1996, the company acquired Link Technologies Inc. and Subsi-diaries for 674,157 shares of common stock, with a value of $600,000. The trans-action was treated under purchase accounting. Link is in the business of manu-facturing prepaid telephone calling card vending machines and a combined countertop Point of Sale Debit Card processing and prepaid telephone card activation unit. The summarized acquired balance sheet of Link is:

      Cash                                                 $       2,737
      Other current assets-fair value                            342,234
      Non current assets -excl. intangibles                      161,774
      Intangibles-Patents                                        484,222
      Liabilities assumed-principally current                   (390,967)
           Net Assets Acquired                                   600,000

Deferred costs associated with Link acquisition                 $ 13,660

Note 6-Stock Options

The company issued in the 9 months ended March 31 1997, 2,920,250 common stock options, under both its qualified and non qualified option plans, exercisable at $1.00 to $2.00. All options were exercisable at prices above fair market value and, as a result, no expense has been recognized.

The Company has adopted the disclosure-only  provisions of Statement of
 Financial Accounting Standards No 123 "Accounting for Stock-based Compensa-tion" (SFAS No. 123). Accordingly, no compensation cost has been recognized for stock options and warrants granted. Consistent with the disclosure-only provisions of SFAS No. 123, the Company must provide pro forma net earnings and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair value based method defined in SFAS No. 123 had been applied.

The Company uses one of the most widely used option pricing models, the Black-Scholes model (the Model), for purposes of valuing in stock option grants.
 The Model was  developed  for use in estimating  the fair value of traded
 options which have no vesting  restrictions  and are  fully   transferable.
  In  addition,   it  requires  the  input  of  highly  subjective
assumptions  including the expected stock price  volatility,  expected  dividend yields, the risk free interest rate and the expected life. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in subjective input
 assumptions  can  materially  affect  the  fair  value  estimate,   in
management's opinion, the value determined by the Model is not necessarily indicative of the ultimate value of the granted options.


                                           PART II

                            Information Not Required in Prospectus


Item 24.    Indemnification of Officers and Directors.

        The Delaware Business Corporation Act and the Company's Bylaws provide that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the best interest of the Company.

Item 25.    Other Expenses of Issuance and Distribution.

        SEC Filing Fee                               $    596
        NASD Filing Fee                                   798
        Blue Sky Fees and Expenses                      3,000
        Printing and Engraving Expenses                   500
        Legal Fees and Expenses                        30,000
        Accounting Fees and Expenses                    5,000
        Transfer Agent Fees                                 -
        Miscellaneous Expenses                            106

        TOTAL                                         $40,000



        All expenses other than the S.E.C. and NASD filing fees are estimated.

Item 26.   Recent Sales of Unregistered Securities.

        The following information sets forth all securities of the Company which have been sold during the past three years and which securities were not registered under the Securities Act of 1933, as amended. Unless otherwise indicated, the consideration paid for the shares was cash.

                    Shares of Common
      Name           Stock Sold       Consideration       Date of Sale

Joel Pashcow Trust      112,500          $300,000              8/01/94
Cellu/Vend, Inc.          3,600           $30,000              8/03/94
John Laboe                1,500           $12,500              8/11/94
Don Watkins               1,500           $12,500              8/13/94
Bashar Masri              3,000           $25,000              8/23/94
William McNary            9,132           $76,000              8/28/94
Ken Zubay                 3,000         Assets Valued
                                       at $20,000              8/23/94
Dr. Joseph Ament          4,800           $40,000              8/25/94

                    Shares of Common
      Name             Stock Sold     Consideration        Date of Sale

Alan Adler               17,190           $45,842              9/12/94
Bruce Adler              17,190           $45,842              9/12/94
Alan Adler               37,500          $100,000             10/21/94
Bruce Adler              37,500          $100,000             10/21/94
C. Olsen                  3,000           $25,000             10/21/94
William McNary              600            $5,000             10/21/94

Barbara Sachs             5,264            $5,000              8/3l/95
James Sterns              5,333            $9,600             12/3l/95
David L. Brown            6,133           $11,040             12/31/95
Melvin Leiner            43,778        Repayment of loan
                                    in the amount
                                       of $90,500             12/3l/95
Donald Marks             43,778       Repayment of loan
                                    in the amount
                                       of $90,500             12/31/95
James Caprio             43,778       Repayment of loan
                                    in the amount
                                       of $90,500             12/31/95
Darren Marks             43,778       Repayment of loan
                                    in the amount
                                       of $90,500             12/31/95
Jeffrey S. Leiner         2,200            $1,650              6/30/96
Bruce S. Schames          2,875            $2,156              6/30/96
Albert A. Matani         33,333           $25,000              6/30/96
Melvin Leiner           103,686       Repayment of loan
                                    in the amount
                                       of $51,843              6/30/96
Donald Marks            114,350       Repayment of loan
                                    in the amount
                                       of $57,175              6/30/96
James Caprio            114,464       Repayment of loan
                                    in the amount
                                       of $57,232
Darren Marks             87,440       Repayment of loan
                                        in the amount
                                         of 43,720             6/30/96
Melvin Leiner           100,000         Undivided 2.5%
                                      equity interest
                                      in Smart Phone, Inc.     9/30/96
Donald Marks            114,350         Undivided 2.5%
                                       equity interest
                                      in Smart Phone, Inc.     9/30/96
James Caprio            114,464         Undivided 2.5%
                                        equity interest
                                      in Smart Phone, Inc.     9/30/96
Darren Marks             87,440         Undivided 2.5%
                                        equity interest
                                      in Smart Phone, Inc.     9/30/96

Kenneth Hiniker          50,000             $25,000           10/10/96
William M. Goatley       50,000             $25,000           10/09/96
Philip S. Mumford        50,000             $25,000           10/09/96
H.George Levy            50,000             $25,000           10/25/96
P.L. Anderson Jr.Trust   50,000             $25,000           10/08/96
Stacey Vanec             l2,500              $6,250           10/25/96
Pamela Campadonico       l2,500              $6,250           10/24/96
Michael Associates      l25,000             $62,500           10/25/96
James D. Sink           200,000            $100,000           10/10/96
Joseph  D. McKeown       50,000             $50,000           10/ll/96
Dr. Lennart Belok       l00,000             $50,000           10/3l/96
Barry Bendett            50,000             $25,000           10/3l/96
Joel Perez               50,000             $25,000           10/3l/96

Shareholders of Link
  International
  Technologies, Inc.    674,157        All issued and
                                     outstanding shares of
                                     Link International
                                     Technologies, Inc.       12/3l/96

Belok, Dr.Lennart C.    140,000             $98,000            3/30/97
Berg, Bruce              40,000             $28,000            3/30/97
Carroll, Douglas C.      15,000             $10,500            3/30/97
Cooper, Keith H.         10,000              $7,000            3/30/97
Dehne, John S.           20,000             $14,000            3/30/97
Friedman, Dr.Michael H.  40,000             $28,000            3/30/97
Joseph, Peter J.         20,000             $14,000            3/30/97
Kaitz, Steven M.         20,000             $14,000            3/30/97
Leifer, Barry H.         40,000             $28,000            3/30/97
Lewis, Harold B.         40,000             $28,000            3/30/97
Liebmann, Joseph         44,000             $30,800            3/30/97
Liebmann, Mona           80,000             $56,000            3/30/97


                    Shares of Common
 Name               Stock Sold        Consideration        Date of Sale

Liebmann, Ronald         71,430             $50,000            3/30/97
  Retirement Plan        40,000             $28,000            3/30/97
Milstein, Albert         20,000             $14,000            3/30/97
Perlmutter, Nathan M.    40,000             $28,000            3/30/97
Simonetti, Eugene        15,000             $10,500            3/30/97
Skiadas, Socrates        71,430             $50,000            3/30/97
Skiadas, Socrates        48,570             $34,000            3/30/97
Slass, Jonathan          40,000             $28,000            3/30/97
Solfisburg, William F.  280,000            $196,000            3/30/97
Teiffenbum, Jonathan     60,000             $42,000            3/30/97
Bohrs, Sidney            80,000             $56,000            3/30/97
Olsen, Jon T.            35,000             $35,000            3/30/97
Slack, Jack L.           35,000             $35,000            3/30/97
Michael Associates       80,000             $56,000            3/30/97
Solfisburg, William F.   80,000             $56,000            4/23/97

Texas Capital Securi-
  ties, Inc.            100,000          Services Rendered     9/25/97
Euromarket Advisory,
  Inc.                  100,000          Services Rendered     9/25/97

        The sales of the Company's Common Stock described above were exempt transactions under Section 4(2) of the Act as transactions by an issuer not involving a public offering. All of the shares of Common Stock were issued for investment purposes only and without a view to distribution. All of the persons who acquired the  foregoing  securities  were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. The purchasers of the
 Company's  Common  Stock  acquired  the securities for their own accounts.  The
  certificates  evidencing the securities   bear legends
stating that they may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933, or pursuant to an applicable exemption from registration. All such shares are "restricted" shares as defined in Rule 144 of the Rules and Regulations of the Securities and Exchange Commission.
        Convertible Notes. Between February 1997 and May 1997 the Company borrowed $672,500 from certain third parties. The amounts borrowed were evidenced by Notes which are due and payable on various dates between August 28, 1997 and February 12, 1998. The notes bear interest at % per annum. Notes in the principal amount of $585,000 are convertible into shares of the Company's Common Stock on the basis of one share of Common Stock for each $2.50 of unpaid principal and interest. Notes in the principal amount of $87,500 are convertible into shares of the Company's common stock on the basis of one share of common stock for each $1.25 of unpaid principal and interest.

        The sales of the Company's Convertible Notes were exempt transactions under Section 4(2) of the Act as transactions by an issuer not involving
 a public  offering.  All of the Convertible   Notes  were  issued  for  invest-
ment   purposes  only  and  without  a  view  to distribution.  The purchasers of the Company's Convertible Notes acquired the securities for their own accounts. All of the persons who acquired the Convertible Notes were fully informed and advised about matters concerning the Company, including its business, financial affairs and other matters. No underwriters were involved with the sale of the Convertible Notes and no commissions or other forms of remuneration were paid to any person in connection with such sales. All of the Convertible Notes sold by the Company are "restricted" securities as defined in Rule 144 of the Rules and Regula-
tions of the Securities and Exchange Commission.

Item 27.    Exhibits

        Exhibits                                 Page Number

1       Underwriting Agreement                            N/A

3.1     Certificate of Incorporation,                     (1)
         as amended

3.1.1   Amendment to Articles of Incorporation            (1)

3.2     Bylaws                                            (l)

5       Opinion of Counsel

10.14   Employment Agreements with Donald                 (1)
        Marks, Melvin Leiner, James Caprio
        and Darren Marks

23.1    Consent of Hart and Trinen

23.2    Consent of Ehrhardt Keefe Steiner & Hottman PC

24.     Power of Attorney                      Included as part of the
                                               Signature Page

(1) Incorporated by reference to the same exhibit filed as part of the Company's Registration Statement on Form SB-2 (Commission File No. 33-70546-A).

Item 28.    Undertakings.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement.

            (i) To include any Prospectus required by Section l0(a)(3) of the Securities Act of l933;


           (ii)  To  reflect  in the  Prospectus  any  facts  or  events arising  after  the effective  date of the  Registration  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
            (iii) To  include  any   material   information   with  respect  to
  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

        (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amend-ment any of the securities being registered which remain unsold at the termina-tion of the offering.

        (4) To provide to the Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

        (5) Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the  Securities  and Exchange  Commission such  indemnification  is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being  registered,  the Registrant will,  unless in the opinion of its  counsel the matter has been  settled by  controlling precedent,  submit to a court of appropriate  jurisdiction  the  question  of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                      POWER OF ATTORNEY

        The registrant and each person whose signature appears below hereby authorizes the agent for service named in this Registration Statement, with full power to act alone, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in this Registration Statement as such agent for service deems appropriate, and the Registrant and each such person hereby appoints such agent for service as attorney-in-fact, with full power to act alone, to execute in the name and in behalf of the Registrant and any such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

                                          SIGNATURES

        Pursuant to the requirements of the Securities Act of l933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, Florida, on the 18th day of July, 1997.

                              SIMS COMMUNICATIONS, INC.


                              By:/s/ Melvin Leiner
                                 MELVIN LEINER, President, Chief
                                 Executive Officer and Principal
                                 Financial Officer


                              By:/s/ Bruce Schames
                                 BRUCE SCHAMES, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of l933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                 Date


/s/ Melvin Leiner             Director           July 18, l997
MELVIN LEINER


/s/ Darren Marks              Director           July 18, l997
DARREN MARKS


2531D:1-53